                                                                   EXHIBIT 10.84



                                CREDIT FACILITIES
                                       AND
                             REIMBURSEMENT AGREEMENT



                                  by and among



                          GREENFIELD INDUSTRIES, INC.,
                                 CIRBO LIMITED,
                                       and
                        KEMMER HARTMETALLWERKZEUGE GMBH,
                                  as Borrowers

                                NATIONSBANK, N.A.
                         WACHOVIA BANK OF GEORGIA, N.A.,
                             SUNTRUST BANK, ATLANTA,
                         COMMERZBANK AG, ATLANTA AGENCY,
                          NATIONAL CITY BANK, KENTUCKY,
                                       and
                      FIRST UNION NATIONAL BANK OF GEORGIA,
                                   as Lenders

                                       and

                           NATIONSBANK, N.A., as Agent






                                December 9, 1996

                                TABLE OF CONTENTS

                                                                                       Page
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
                                    ARTICLE I
                              Definitions and Terms

1.01  Definitions.........................................................................2
1.02  Accounting Terms...................................................................27
1.03  Currency Equivalents Generally.....................................................27

                                   ARTICLE II
                                    The Loans

2.01  Commitments........................................................................28
2.02  Competitive Bid Loans..............................................................32
2.03  Payment of Interest................................................................36
2.04  Payment of Principal...............................................................37
2.05  Non-Conforming Payments............................................................37
2.06  Applicable Borrower's Accounts.....................................................38
2.07  Notes  ............................................................................38
2.08  Pro Rata Payments..................................................................39
2.09  Reductions.........................................................................39
2.10  Increase and Decrease in Amounts...................................................40
2.11  Conversions and Elections of Subsequent Interest Periods...........................40
2.12  Revolving Credit Unused Fee........................................................40
2.13  Deficiency Advances................................................................41
2.14  Adjustments by Agent...............................................................42
2.15  Use of Proceeds....................................................................42
2.16  Swing Line.........................................................................42
2.17  Extension of Reserve Line Termination Date.........................................44
2.18  Additional Fees....................................................................44

                                   ARTICLE III
                                Letters of Credit

3.01  Letters of Credit..................................................................46
3.02  Reimbursement......................................................................46
3.03  Letter of Credit Fee...............................................................50
3.04  Administrative Fees................................................................51

                                   ARTICLE IV
                         Yield Protection and Illegality

4.01  Additional Costs...................................................................52
4.02  Suspension of Loans................................................................54
4.03  Illegality.........................................................................54
4.04  Compensation.......................................................................55
4.05  Alternate Loan and Lender..........................................................56
4.06  Taxes  ............................................................................56
4.07  Unavailability of Offshore Currency................................................58
4.08  Alternate Lending Installation.....................................................59

                                                                                       Page
                                                                                       ----
                                    ARTICLE V
                     Conditions to Making Loans and Issuing
                                Letters of Credit

5.01  Conditions of Initial Advance and Issuance of Letters of Credit....................60
5.02  Conditions of Loans................................................................61

                                   ARTICLE VI
                         Representations and Warranties

6.01  Representations and Warranties.....................................................64

                                   ARTICLE VII
                              Affirmative Covenants

7.01  Financial Reports, Etc.............................................................71
7.02  Maintain Properties................................................................72
7.03  Existence, Qualification, Etc......................................................72
7.04  Regulations and Taxes..............................................................73
7.05  Insurance..........................................................................73
7.06  True Books.........................................................................73
7.07  Pay Indebtedness to Lenders and Perform Other Covenants............................73
7.08  Right of Inspection................................................................73
7.09  Observe all Laws...................................................................74
7.10  Covenants Extending to Subsidiaries................................................74
7.11  Officer's Knowledge of Default.....................................................74
7.12  Suits or Other Proceedings.........................................................74
7.13  Notice of Discharge of Hazardous Material or Environmental Complaint...............74
7.14  Environmental Compliance...........................................................74
7.15  Indemnification....................................................................75
7.16  Further Assurances.................................................................75
7.17  Benefit Plans......................................................................75
7.18  Continued Operations...............................................................76
7.19  Use of Proceeds....................................................................76
7.20  New Subsidiaries...................................................................76

                                  ARTICLE VIII
                               Negative Covenants

8.01  Consolidated Net Worth.............................................................79
8.02  Indebtedness for Money Borrowed to Total Capitalization............................79
8.03  Consolidated Fixed Charge Ratio....................................................79
8.04  Capital Expenditures...............................................................79
8.05  Indebtedness for Money Borrowed to EBITDA..........................................79
8.06  Indebtedness.......................................................................80
8.07  Liens  ............................................................................80
8.08  Transfer of Assets.................................................................81

                                                                                       Page
                                                                                       ----
8.09  Investments; Acquisitions..........................................................81
8.10  Merger or Consolidation............................................................82
8.11  Transactions with Affiliates.......................................................83
8.12  Benefit Plans......................................................................83
8.13  Fiscal Year........................................................................84
8.14  Dissolution, etc...................................................................84
8.15  Rate Hedging Obligations...........................................................84

                                   ARTICLE IX
                       Events of Default and Acceleration

9.01  Events of Default..................................................................85
9.02  Agent to Act.......................................................................88
9.03  Cumulative Rights..................................................................88
9.04  No Waiver..........................................................................89
9.05  Default............................................................................89
9.06  Allocation of Proceeds.............................................................89

                                    ARTICLE X
                                    The Agent

10.01  Appointment.......................................................................91
10.02  Attorneys-in-fact.................................................................91
10.03  Limitation on Liability...........................................................91
10.04  Reliance..........................................................................92
10.05  Notice of Default.................................................................92
10.06  No Representations................................................................92
10.07  Indemnification...................................................................93
10.08  Lender............................................................................93
10.09  Resignation.......................................................................93
10.10  Sharing of Payments, etc..........................................................94
10.11  One Lender........................................................................95

                                   ARTICLE XI
                                  Miscellaneous

11.01  Assignments and Participations....................................................96
11.02  Notices...........................................................................98
11.03  Setoff............................................................................99
11.04  Survival..........................................................................99
11.05  Expenses..........................................................................99
11.06  Amendments.......................................................................100
11.07  Counterparts.....................................................................101
11.08  Waivers by the Borrowers.........................................................101
11.09  Termination......................................................................102
11.10  Governing Law; Jurisdiction and Venue............................................102
11.12  Indemnification..................................................................104
11.13  Headings and References..........................................................105
11.14  Severability.....................................................................106
11.15  Entire Agreement.................................................................106
11.16  Agreement Controls...............................................................106

                                                                                       Page
                                                                                       ----
11.17  Usury Savings Clause.............................................................106
11.18  Confidentiality..................................................................107
11.19  Currency Indemnity...............................................................107

EXHIBIT A       Applicable Commitment Percentages.......................................A-1
EXHIBIT B       Form of Assignment and Acceptance.......................................B-1
EXHIBIT C       Notice of Appointment (or Revocation) of
                 Authorized Representative..............................................C-1
EXHIBIT D       Form of Borrowing Notice--Loans.........................................D-1
EXHIBIT E       Form of Competitive Bid Note............................................E-1
EXHIBIT F       Permitted Acquisitions Certificate......................................F-1
EXHIBIT G       Form of Reserve Line Notes..............................................G-1
EXHIBIT H-1     Form of Domestic Revolving Credit Notes...............................H-1-1
EXHIBIT H-2     Form of Foreign Revolving Credit Notes................................H-2-1
EXHIBIT I       Interest Rate Selection Notice..........................................I-1
EXHIBIT J       Form of Competitive Bid Quote Request...................................J-1
EXHIBIT K       Form of Competitive Bid Quote...........................................K-1
EXHIBIT L-1     Form of Opinion of United States Counsel to
                 each Borrower, Domestic Subsidiaries.................................L-1-1
EXHIBIT L-2     Form of Opinion of British Counsel to ................................L-2-1
EXHIBIT L-3     Form of Opinion of German Counsel to Kemmer H.........................L-3-1
EXHIBIT L-4     Form of Opinion of Foreign Counsel to Foreign
                 Subsidiaries.........................................................L-4-1
EXHIBIT M       Compliance Certificate..................................................M-1
EXHIBIT N-1     Form of Cirbo Pledge Agreement........................................N-1-1
EXHIBIT N-2     Form of Kemmer H Pledge Agreement.....................................N-2-1
EXHIBIT N-3     Form of RTW Pledge Agreement..........................................N-3-1
Schedule 6.01(d)  Subsidiaries and Investments..................................SCH-6.01(d)
Schedule 6.01(f)  Contingent Liabilities........................................SCH-6.01(f)
Schedule 6.01(g)  Liens.........................................................SCH-6.01(g)
Schedule 6.01(j)  Litigation....................................................SCH-6.01(j)
Schedule 6.01(p)  ERISA Matters.................................................SCH-6.01(p)
Schedule 6.01(r)  Environmental Issues..........................................SCH-6.01(r)
Schedule 7.05     Existing Insurance...............................................SCH-7.05
Schedule 8.06     Indebtedness.....................................................SCH-8.06

                  CREDIT FACILITIES AND REIMBURSEMENT AGREEMENT


         THIS CREDIT FACILITIES AND REIMBURSEMENT AGREEMENT, dated as of December 9, 1996 (the "Agreement"), is made by and among:

         GREENFIELD INDUSTRIES, INC., a Delaware corporation having its principal place of business in Augusta, Georgia ("Greenfield"), CIRBO LIMITED, an English corporation having its principal place of business in London, England ("Cirbo"), and KEMMER HARTMETALLWERKZEUGE GMBH, a German corporation having its principal place of business in Schwabisch Gmund, Germany ("Kemmer H"); (hereinafter Greenfield, Cirbo and Kemmer H may be referred to individually as a "Borrower" or collectively as the "Borrowers"); and

         NATIONSBANK, N.A., a national banking association organized and existing under the laws of the United States of America and having its principal place of business in Atlanta, Georgia ("NationsBank"), WACHOVIA BANK OF GEORGIA, N.A., SUNTRUST BANK, ATLANTA, COMMERZBANK AG, ATLANTA AGENCY ("Commerzbank"), NATIONAL CITY BANK, KENTUCKY, FIRST UNION NATIONAL BANK OF GEORGIA, and each other lender which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.01 (hereinafter NationsBank, Commerzbank and such other lenders may be referred to individually as a "Lender" or collectively as the "Lenders"); and

         NATIONSBANK, N.A., in its capacity as agent for the Lenders (in such capacity, the "Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrowers desire that the Lenders make available to the Borrowers a multi-currency revolving credit facility of $130,000,000, and a Dollar-denominated reserve line of credit facility of $50,000,000 (collectively, the "Facilities"), the proceeds of which will be used (a) to repay all outstanding principal, interest and other amounts under the Existing Credit Facility and the Existing FC Facility (as each such term is defined herein), and
(b) for general corporate purposes, as set forth herein; and

         WHEREAS, the Lenders are willing to provide the Facilities subject to the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              Definitions and Terms

         1.01 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Absolute Rate" has the meaning assigned to such term in
         Section 2.02(c)(ii)(C) hereof;

                  "Advance" means a borrowing under (i) the Revolving Credit Facility or the Reserve Line Facility, consisting of the aggregate principal amount of a Base Rate Loan or a Eurodollar Loan, as the case may be or (ii) the Swing Line consisting of Base Rate Loans or (iii) the Competitive Bid Facility consisting of Competitive Bid Loans;

                  "Advance Date Exchange Rate" means, with respect to a specified Advance, Loan or Letter of Credit, the Spot Rate of Exchange as of the date two (2) Business Days preceding the date such Advance or Loan is originally made or such Letter of Credit is issued, provided that, if such Advance or Loan is continued for a subsequent Interest Period or converted pursuant to Section 2.11, the Advance Date Exchange Rate with respect to such Advance or Loan shall be the Spot Rate of Exchange two Business Days preceding the effective date of the latest continuation or conversion of such Advance or Loan, and the Dollar Value of such Advance or Loan shall be adjusted as set forth in Section 2.01; provided, further, that in the case of a drawing under a Letter of Credit, the Spot Rate of Exchange shall be as of the date of such drawing;

                  "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with Greenfield; (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of Greenfield; or (iii) 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by Greenfield. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise;

                  "Applicable Borrower's Account" means, with respect to a specified Borrower, a demand deposit account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent, and which is identified by an Authorized Representative (in a written notice to the Agent) as the Applicable Borrower's Account for receipt of proceeds of Loans to such Borrower in Dollars;

                  "Applicable Commitment Percentage" means, for each Lender with respect to each of the Revolving Credit Facility (including its Participations and its obligations hereunder to NationsBank to acquire Participations) or the Reserve Line Facility, as the case may be (each a type of "credit exposure"), a fraction (expressed as a percentage),
         (A) the numerator of which shall be the then amount of such Lender's Revolving Credit Commitment or Reserve Line Commitment, as applicable (which Revolving Credit Commitment and Reserve Line Commitment for each Lender as of the Effective Date is as set forth in Exhibit A attached hereto and incorporated herein by this reference), and (B) the denominator of which shall be, respectively, the Total Revolving Credit Commitment or Total Reserve Line Commitment, as applicable; provided that each Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.01 hereof and any voluntary or mandatory reductions in such committed amounts;

                  "Applicable Currency" means, as to any particular Loan, Advance or Letter of Credit, Dollars or the Offshore Currency in which it is denominated and payable, as designated (in the case of Loans and Advances) in the respective Borrowing Notice;

                  "Applicable Eurodollar Rate" means with respect to any Eurodollar Loan, the Eurodollar Revolver Rate or the Eurodollar Reserve Line Rate, as applicable to such Eurodollar Loan;

                  "Applicable Funding Bank" means, with respect to an Offshore Currency, a banking institution approved by the Agent located within a country for which such Offshore Currency is the official national currency;

                  "Applicable Interest Addition" means for each Eurodollar Loan the interest on which is computed by reference to the Eurodollar Revolver Rate or Eurodollar Reserve Line Rate, as the case may be, that percent per annum set forth below, which shall be (i) determined as of each Determination Date and furnished to the Agent not later than the time set forth in Section 7.01(a) and (b) hereof (the "Compliance Date") and (ii) applicable to all Loans existing on the first day of the fiscal quarter next following the Compliance Date, based upon the ratio of (X) Consolidated Indebtedness for Money Borrowed as at the Determination Date to (Y) Consolidated EBITDA for the Four-Quarter Period of Borrower ended at the Determination Date, as specified below:

             Consolidated
             ------------
         Indebtedness for Money                        Applicable Interest Addition
         ----------------------                        ----------------------------
         Borrowed/Consolidated                Eurodollar Revolver     Eurodollar Reserve
         ---------------------                -------------------     ------------------
             EBITDA Ratio                             Rate                   Rate
             ------------                             ----                   ----
         a) Greater than 3.00 to 1.00                 1.125%                 1.250%

         b) Equal to or Less than
            3.00 to 1.00 but Greater
            than 2.00 to 1.00                         0.875%                 1.000%

         c) Equal to or Less than
            2.00 to 1.00 but Greater
            than 1.00 to 1.00                         0.625%                 0.750%

         d) Equal to or Less than
            1.00 to 1.00                              0.375%                 0.500%

                  "Applicable Offshore Currency Commitment" shall mean, as applicable, the Total Deutsche Mark Commitment or the Total Pounds Sterling Commitment.

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Domestic Letters of Credit executed by Greenfield and for Foreign Letters of Credit executed by the Borrowers from time to time, and in each case delivered to NationsBank to support the issuance of Letters of Credit;

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 11.01;

                  "Authorized Representative" means, with respect to each Borrower, any of the Chairman, Vice Chairmen, President, Executive Vice Presidents or Vice Presidents of Greenfield and, with respect to financial matters, the Treasurer, chief financial officer or any Assistant Treasurer of Greenfield or any other person expressly designated by the Board of Directors (or, in the case of Kemmer H, a Geschaftsfuhrer) of each of the Borrowers (or the appropriate committee thereof) as an Authorized Representative of the Borrowers, as set forth from time to time in a certificate in the form attached hereto as Exhibit C;

                  "Base Rate" means the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (1/2%), each change in such Base Rate to be effective as of the effective date of any change in the Prime Rate or the Federal Funds Effective Rate giving rise thereto;

                  "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate; provided that no Offshore Currency Loan shall bear interest at the Base Rate;

                  "Base Rate Refunding Loan" means a Base Rate Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay NationsBank in respect of all Swing Line Outstandings;

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body);

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or the Reserve Line Facility, in the form attached hereto as Exhibit D;

                  "Business Day" means (i) with respect to any Base Rate Loan or any Competitive Bid Loan (other than a Eurodollar Loan) any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and (ii) with respect to any Eurodollar Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of the business contemplated by this Agreement in London, England and New York, New York;

                  "Capital Expenditures" means for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by Greenfield or any Subsidiary during that period that are for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of Greenfield, plus (ii) with respect to any Capital Lease entered into by Greenfield or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate that rate used in the preparation of the financial statements described in Section 7.01(a) hereof), excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance;

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with Generally Accepted Accounting Principles as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof;

                  "Cirbo Pledge Agreement" means that certain Stock Pledge Agreement in substantially the form of Exhibit N-1 hereto, dated as of the date hereof, duly executed and delivered by Greenfield, pledging sixty-five percent (65%) of the issued and outstanding shares of the capital stock of Cirbo in favor of the Agent, on behalf of the Lenders, as the same be amended, supplemented or otherwise modified from time to time.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Agent;

                  "Code" means the Internal Revenue Code of 1986, as amended, any successor provision or provisions and any regulations promulgated thereunder;

                  "Competitive Bid Borrowing" has the meaning assigned to such term in Section 2.02 hereof;

                  "Competitive Bid Facility" means the facility described in
         Section 2.02 hereof providing for Competitive Bid Loans to Greenfield;

                  "Competitive Bid Loan Commitment" means the amount which a Lender has offered to loan to Greenfield pursuant to a Competitive Bid Quote by such Lender not to exceed in the aggregate the Total Revolving Credit Commitment;

                  "Competitive Bid Loans" means the Loans bearing interest at an Absolute Rate provided for in Section 2.02 hereof;

                  "Competitive Bid Notes" means, collectively, the promissory notes of Greenfield with respect to Competitive Bid Loans provided for by Section 2.02 hereof executed and delivered to the Lenders as provided in Section 2.07(c) substantially in the form attached hereto as Exhibit E and incorporated herein by reference, with appropriate insertions as to dates and names of Lenders, and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be amended, modified or supplemented and in effect from time to time;

                  "Competitive Bid Quote" means an offer in accordance with
         Section 2.02 hereof by a Lender to make a Competitive Bid Loan with one single specified interest rate;

                  "Competitive Bid Quote Request" has the meaning assigned to such term in Section 2.02 hereof;

                  "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of Greenfield referred to in
         Section 6.01(f)(i) hereof;

                  "Consolidated EBITDA" means, with respect to Greenfield and its Subsidiaries for any period of computation thereof during such period, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense during such period, plus (iii) taxes on income during such period, plus (iv) amortization during such period, plus (v) depreciation during such period, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; provided, however, that with respect to any Permitted Acquisition which is accounted for as a "purchase", for the Four-Quarter Period following such acquisition, the Consolidated EBITDA shall include the results of operations of the Person or assets so acquired which amounts shall be determined on a Pro Forma Basis;

                  "Consolidated Fixed Charge Ratio" means, with respect to Greenfield and its Subsidiaries for the Four-Quarter Period ending on the date of computation thereof, the ratio of (a) Consolidated EBITDA plus, to the extent deducted in arriving at Consolidated EBITDA, lease or rental payments in respect of Capital Leases and operating leases to
         (b) Consolidated Fixed Charges;

                  "Consolidated Fixed Charges" means, with respect to Greenfield and its Subsidiaries, for the periods indicated, the sum of, without duplication, (i) Consolidated Interest Expense, plus (ii) to the extent deducted in arriving at Consolidated EBITDA, lease or rental payments in respect of Capital Leases and operating leases, plus (iii) current maturities of Indebtedness for Money Borrowed (excluding Indebtedness for Money Borrowed under the Reserve Line Facility), plus (iv) dividends paid or accrued on any convertible preferred or preferred stock issued by Greenfield or any of its Subsidiaries;

                  "Consolidated Indebtedness for Money Borrowed" means Indebtedness for Money Borrowed of Greenfield and its Subsidiaries, determined on a consolidated basis;

                  "Consolidated Indebtedness" means all Indebtedness of Greenfield and its Subsidiaries, all determined on a consolidated basis;

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of Greenfield and its Subsidiaries, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all fees (including, without limitation, fees payable in respect of a Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any liabilities incurred in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of Greenfield and its Subsidiaries, less all operating and non-operating expenses of Greenfield and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of Greenfield or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature, all as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of Greenfield and its Subsidiaries (determined on a consolidated basis and excluding intercompany items among Greenfield and its Subsidiaries and any upward adjustment after the Effective Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) without duplication, the amount of outstanding convertible preferred or preferred stock issued by Greenfield or any of its Subsidiaries, plus (iii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), minus (iv) the amount of any foreign currency translation adjustment which is included in the equity section of the consolidated balance sheet (whether positive or negative) to the extent such amount exceeds $10,000,000 minus (v) the absolute value of any treasury stock and the absolute value of any stock subscription receivables, as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Total Capitalization" means the sum of Consolidated Indebtedness for Money Borrowed plus Consolidated Net Worth;

                  "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the consolidated financial statements (including footnotes) of such Person in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                           (1) to purchase such Indebtedness or other obligation
                  or any property or assets constituting security therefor;

                           (2) to advance or supply funds in any manner (i) for
                  the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                           (3) to grant or convey any lien, security interest,
                  pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                           (4) to lease property or to purchase securities or
                  other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                           (5) otherwise to assure the owner of the Indebtedness
                  or such obligation of the primary obligor against loss in respect thereof;

         with respect to Contingent Obligations (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the present value of the amount which can reasonably be expected to become an actual or matured liability;

                  "Cost of Acquisition" means, as at the date of entering into any agreement to acquire any Person, the sum of the following: (i) the value of the capital stock or warrants or options to acquire capital stock of any Borrower or any other Subsidiary to be transferred in connection therewith, (ii) any cash or other property (excluding property described in clause (i)) or the face amount of any debt instrument given as consideration, and (iii) any Indebtedness assumed by any Borrower or any other Subsidiary in connection with such acquisition; but "Cost of Acquisition" shall not include out of pocket transaction costs for the services and expenses of attorneys, accountants and consultants incurred in effecting an acquisition, and other similar transaction costs so incurred;

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder;

                  "Determination Date" means the last day of each fiscal quarterly period of Greenfield;

                  "Deutsche Marks" and the symbol "DM" means the official currency of Germany;

                  "Dollar Equivalent Amount" means (a) the amount denominated in Dollars, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars based on the applicable Advance Date Exchange Rate as determined by the Agent (or, in the case of Reimbursement Obligations or Outstanding Letters of Credit, as determined by NationsBank);

                  "Dollar Value" means (a) in the case of a Loan or Advance, the Dollar Equivalent Amount of the principal amount of such Advance or Loan, as recorded in the Agent's records pursuant to Section 2.01(c),
         (b) in the case of a Reimbursement Obligation, the Dollar Equivalent Amount of such Reimbursement Obligation, (c) in the case of a Letter of Credit, the Dollar Equivalent Amount of the face amount of such Letter of Credit, and (d) in the case of Outstanding Letters of Credit, the Dollar Equivalent Amount of all undrawn amounts of Letters of Credit plus the Dollar Equivalent Amount of all Reimbursement Obligations;

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America;

                  "Domestic LC Account Agreement" means the LC Account Agreement dated as of the date hereof between Greenfield and the Agent, as amended, modified, or supplemented from time to time;

                  "Domestic Letter of Credit" means a standby letter of credit issued by NationsBank for the account of Greenfield in favor of a Person advancing credit or securing an obligation on behalf of Greenfield, including without limitation the existing letters of credit identified on Exhibit O attached hereto.

                  "Domestic Revolving Credit Loan" means a Loan made to Greenfield pursuant to the Revolving Credit Facility;

                  "Domestic Revolving Credit Notes" means, collectively, the promissory notes of Greenfield evidencing Domestic Revolving Credit Loans executed and delivered to the Lenders as provided in Section 2.07(a) hereof, substantially in the form attached hereto as Exhibit H-1, with appropriate insertions as to amounts, dates and names of Lenders;

                  "Domestic Subsidiaries" means, collectively, (i) Kemmer, Rogers Tool Works, Inc., Carbidie Corporation, The Cleveland Twist Drill Company, Rule Manufacturing, Inc., Rule Cutting Tools, Inc., Rule Industries, Inc., Rule Paint & Chemical, Inc., GFI Aviation, Inc., RemGrit Abrasive Tools, Inc., and (ii) any other Subsidiary organized with the consent of the Required Lenders under the laws of a state of the United States of America and which has complied with Section 7.20 hereof;

                  "Effective Date" means the latter of December 9, 1996 or the date all of the conditions set forth in Section 5.01 have been satisfied;

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Required
         Lenders:

                           (a) Government Securities;

                           (b) the following debt securities of the following
                  agencies or instrumentalities of the United States of America if at all times the full faith and credit of the United States of America is pledged to the full and timely payment of all interest and principal thereof:

                                    (i)  all direct or fully guaranteed
                           obligations of the United States Treasury; and

                                    (ii) mortgage-backed securities and
                           participation certificates guaranteed by the
                           Government National Mortgage Association;

                           (c) the following obligations of the following
                  agencies or instrumentalities of the United States of America:

                                    (i)  participation certificates and debt
                           obligations of the Federal Home Loan Mortgage Corporation;

                                   (ii)  consolidated debt obligations, and
                           obligations secured by a letter of credit, of the Federal Home Loan Banks; and

                                    (iii) debt obligations and mortgage-backed
                           securities of the Federal National Mortgage
                           Association which have not had the interest portion thereof severed therefrom;

                           (d) obligations of any corporation organized under
                  the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                           (e) interest bearing demand or time deposits issued
                  by NationsBank or certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated A-3 or better by S&P or A or better by Moody's;

                           (f) Repurchase Agreements;

                           (g) Pre-Refunded Municipal Obligations;

                           (h) shares of mutual funds which invest in
                  obligations described in paragraphs (a) through (g) above, the shares of which mutual funds are at all times rated "AAA" by S&P; and

                           (i) asset-backed remarketed certificates of
                  participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

                  Obligations listed in paragraphs (a), (b) and (c) above which are in book-entry form must be held in a trust account with the Federal Reserve Bank or with a clearing corporation or chain of clearing corporations which has an account with the Federal Reserve Bank;

                  "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other applicable statute, law, ordinance, code, rule, regulation, order or decree, of the United States or any foreign nation or any province, territory, state, protectorate or other political subdivision thereof, regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material;

                  "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, all as the same shall be in effect at such date;

                  "Eurodollar Loan" means a Loan for which the rate of interest is determined by reference to an Applicable Eurodollar Rate;

                  "Eurodollar Rate" means:

                  (a) for any Eurodollar Loan denominated in Dollars, for any Interest Period therefor, the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan denominated in Dollars, for any Interest Period therefor, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one such rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates; and

                  (b) for any Eurodollar Loan denominated in an Offshore Currency, for any Interest Period therefor, the rate per annum appearing on British Banking Association Interest Settlement Rate, Page FRBD (or any successor page) as the London interbank offered rate for deposits in the Applicable Currency at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period;

                  "Eurodollar Reserve Line Rate" means, for the Interest Period for any Eurodollar Loan that is a Reserve Line Loan, the rate of interest per annum determined pursuant to the following formula:


           Eurodollar Reserve           Eurodollar Rate            Applicable
                Line Rate       =    ---------------------    +     Interest
                                     1-Reserve Requirement          Addition


                  "Eurodollar Revolver Rate" means, for the Interest Period for any Eurodollar Loan that is a Revolving Credit Loan, the rate of interest per annum determined pursuant to the following formula:

           Eurodollar                   Eurodollar Rate            Applicable
            Revolver            =    ---------------------    +     Interest
              Rate                   1-Reserve Requirement          Addition

                  "Event of Default" means any of the occurrences set forth as such in Section 9.01 hereof;

                  "Existing Credit Facility" means the $110,000,000 revolving credit facility and the $20,000,000 reserve line facility made available to Greenfield pursuant to the Existing Loan Documents;

                  "Existing FC Facility" means the foreign currency revolving credit facility (denominated in up to DM 21,000,000 and (pound) 9,500,000) made available to Kemmer H and Cirbo pursuant to the Existing FC Loan Documents;

                  "Existing FC Loan Documents" means, collectively, (i) the Revolving Credit Agreement dated March 15, 1995, among Cirbo, Kemmer H and NationsBank, N.A. (Carolinas), as agent and bank and the other banks party thereto (as amended, the "Existing FC Credit Agreement"), and (ii) all instruments, documents and agreements (including without limitation guaranties of Greenfield, any Domestic Subsidiaries and Foreign Subsidiaries), executed and delivered or issued pursuant to or in connection with the Existing FC Credit Agreement, as any of such documents have been amended, modified or supplemented;

                  "Existing Loan Documents" means, collectively (i) the Amended and Restated Credit Facilities and Reimbursement Agreement dated November 9, 1994, among Greenfield, NationsBank of Georgia, National Association, as agent and lender and the other lenders party thereto (as amended, the "Existing Credit Agreement"), and (ii) all instruments, documents and agreements (including without limitation guaranties of any Domestic Subsidiaries and Foreign Subsidiaries), executed and delivered or issued pursuant to or in connection with the Existing Credit Agreement, as any of such documents have been amended, modified or supplemented;

                  "Federal Funds Effective Rate" for any day, as used herein, means the rate per annum (rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the

         Federal Funds Effective Rate for the last day on which such rate was announced;

                  "Fiscal Year" means the 52 or 53 week period of Greenfield ending on the last Friday in December of each calendar year and commencing on the calendar day next following the last day of the preceding 52 or 53 week fiscal period;

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign national or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any pension, retirement, healthcare, death, disability or other employee benefit plan;

                  "Foreign LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrowers and the Agent, as amended or modified from time to time;

                  "Foreign Letter of Credit" means a standby letter of credit issued by NationsBank for the account of either Kemmer H or Cirbo in favor of a Person advancing credit or securing an obligation on behalf of either Kemmer H or Cirbo;

                  "Foreign Obligations" means the obligations, liabilities and Indebtedness of Kemmer H, Cirbo or Greenfield with respect to (i) the principal and interest on the Foreign Revolving Credit Loans as evidenced by the Foreign Revolving Credit Notes, (ii) the Reimbursement Obligations with respect to Foreign Letters of Credit, (iii) the payment and performance of all other obligations, liabilities and Indebtedness of either Kemmer H or Cirbo to the Lenders or the Agent hereunder and (iv) the payment and performance of all other obligations, liabilities, and indebtedness of any Borrower under any Foreign Revolving Credit Note or with respect to the Foreign Revolving Credit Loans or the Foreign Letters of Credit;

                  "Foreign Revolving Credit Loan" means a Loan made to Kemmer H or Cirbo pursuant to the Revolving Credit Facility;

                  "Foreign Revolving Credit Notes" means, collectively, the promissory notes of the Borrowers evidencing Foreign Revolving Credit Loans executed and delivered to the Lenders as provided in Section 2.07(b) hereof, substantially in the form attached hereto as Exhibit H-2, with appropriate insertions as to amounts, dates and names of Lenders;

                  "Foreign Subsidiaries" means, collectively, Cirbo, the Kemmer Subsidiaries, Cleveland Twist Drill Canada Ltd., CTD de Mexico, S.A. de C.V., Herramientas Cleveland S.A. de C.V., RTW Limited, Disston Canada, Inc., and any other Subsidiary, other than a Domestic Subsidiary, which has been organized with the consent of the Required Lenders and which has complied with Section 7.20 hereof;

                  "Four-Quarter Period" means a period of four full consecutive quarterly periods, taken together as one accounting period;

                  "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America;

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether a state of the United States, the United States or foreign nation, state, province or other governmental instrumentality;

                  "Guarantors" means, collectively, (i) the Domestic Subsidiaries and the Foreign Subsidiaries (other than Kemmer H and Cirbo) and (ii) any other Person who shall become a Subsidiary after the Closing Date and shall execute and deliver to the Agent a Guaranty as provided in Section 7.20 hereof;

                  "Guaranty" means each Guaranty and Suretyship Agreement of a Guarantor (whether delivered individually or jointly and severally with other Guarantors) in favor of the Agent guaranteeing in whole or in part the payment of Obligations, as the same may be amended, modified or supplemented from time to time;

                  "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law;

                  "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations and other items which in accordance with Generally Accepted Accounting Principles are classified as a liability on a balance sheet; but excluding all accounts payable and accruals, in each case in the ordinary course of business and only so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include partners' capital, surplus and retained earnings, minority interest in Subsidiaries, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations;

                  "Indebtedness for Money Borrowed" means all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements);

                  "Interest Period" (a) for each Eurodollar Loan means a period commencing on the date such Eurodollar Loan is made or converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Eurodollar Loan, and ending, at the Borrowers' option, on the date one, two, three or six months thereafter, in each case as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

                           (i) if the Authorized Representative fails to notify the Agent of the length of an Interest Period for a Dollar-denominated Loan three (3) Business Days prior to the first day of such Interest Period, then such Loan shall be deemed to be a Base Rate Loan bearing interest at the Base Rate, as of the first day thereof;

                           (ii) if the Authorized Representative fails to notify
                  the Agent of the length of an Interest Period for an Offshore Currency Loan three (3) Business Days prior to the first day of such Interest Period, then such Loan shall be deemed to have an Interest Period of one month;

                          (iii) if an Interest Period for a Eurodollar Loan
                  would end on a day which is not a Business Day such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

                      (iv) on any day, with respect to all Revolving Credit
                  Loans and Reserve Line Loans for all Borrowers, there shall not be more Interest Periods in effect on any day than as specified below:

                        Type of Loan                Maximum Interest Periods
                        ------------                ------------------------
                      Revolving Credit                         10
                      Reserve Line                              3;

                  (b) for each Competitive Bid Loan means the period commencing on the date of such Loan and ending on such date as may be mutually agreed upon by Greenfield and the Lender or Lenders making the Competitive Bid Loan or Loans, as the case may be, comprising such Competitive Bid Loan; provided that no Interest Period for a Competitive Bid Loan shall be for a period greater than 90 days;

                  "Kemmer" means Kemmer International, Inc., a Subsidiary of Greenfield, and its permitted successors;

                  "Kemmer Pledge Agreement" means that certain Stock Pledge Agreement in substantially the form of Exhibit N-2 hereto, dated as of the date hereof, duly executed and delivered by Kemmer International, Inc., pledging sixty-five percent (65%) of the issued and outstanding shares of the capital stock of Kemmer H in favor of the Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time;

                  "Kemmer Subsidiaries" means, collectively, Kemmer H and Kemmer Prazision GmbH, all Subsidiaries of Kemmer as of the Closing Date;

                  "LC Account Agreements" means, collectively, the Domestic LC Account Agreement and the Foreign LC Account Agreement;

                  "Lending Office" means, as to each Lender, the Lending Office (or, in the case of Offshore Currency Loans, the Offshore Currency Lending Office) of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Agent as the office by which its Loans are to be made and maintained;

                  "Letter of Credit" means either a Domestic Letter of Credit or a Foreign Letter of Credit;

                  "Letter of Credit Commitment" means with respect to each Lender, the obligation of such Lender to acquire Participations in Letters of Credit, up to an aggregate stated amount of Participations at any one time outstanding having a Dollar Value equal to such Lender's Applicable Commitment

         Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement;

                  "Letter of Credit Facility" means the facility described in
         Article III hereof providing for the issuance by NationsBank of Domestic Letters of Credit (for the account of Greenfield) and Foreign Letters of Credit (for the account of Cirbo or Kemmer H) in an aggregate stated amount at any time outstanding having a Dollar Value not exceeding the Total Letter of Credit Commitment;

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, Greenfield and its Subsidiaries shall be deemed to be the owners of any property which either of them have acquired or hold subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes;

                  "Loan" or "Loans" means any of the Domestic Revolving Credit Loans, Foreign Revolving Credit Loans, Reserve Line Loans, Swing Line Loans or Competitive Bid Loans;

                  "Loan Documents" means this Agreement, the Notes, the Guaranties, the Pledge Agreements, Applications and Agreements for Letters of Credit, the Letters of Credit, the LC Account Agreements and all other instruments and documents heretofore or hereafter executed or delivered to and in favor of any Lender or the Agent in connection with the Loans or the Letters of Credit made, issued or created under this Agreement as the same may be amended, modified or supplemented from time to time;

                  "Material Adverse Effect" has the meaning assigned to such term in Section 6.01(t) hereof;

                  "Moody's" means Moody's Investors Service, Inc., a Delaware corporation;

                  "Multi-employer Plan" means an employee pension benefit plan covered by Title IV of ERISA and in respect of which Greenfield or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is also a multi-employer plan as defined in Section 4001(a)(3) of ERISA;

                  "Notes" means, collectively, the Domestic Revolving Credit Notes, the Foreign Revolving Credit Notes, the Reserve Line Notes, the Swing Line Note and the Competitive Bid Notes;

                  "Obligations" means the obligations, liabilities and Indebtedness of any Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations, (iii) all liabilities of Greenfield to any Lender which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of any Borrower to the Lenders or the Agent hereunder, under any one or more of the other Loan Documents or with respect to the Loans;

                  "Offshore Currency" means (a) Deutsche Marks and Pounds Sterling and (b) any other currency requested by the Borrowers that is approved in writing by all of the Lenders;

                  "Offshore Currency Lending Office" means the office of a Lender from which Offshore Currency Loans are to be made, as set forth on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Agent as the office by which its Offshore Currency Loans are to be made;

                  "Offshore Currency Loan" means any Loan denominated in an Offshore Currency;

                  "Outstanding Credit Obligations" means the sum of (i) the Revolving Credit Outstandings, (ii) Outstanding Letters of Credit,
         (iii) Swing Line Outstanding and (iv) outstanding Competitive Bid Loans, all as at the date of determination;

                  "Outstanding Domestic Letters of Credit" means all undrawn amounts of Domestic Letters of Credit plus Reimbursement Obligations with respect to Domestic Letters of Credit;

                  "Outstanding Foreign Letters of Credit" means all undrawn amounts of Foreign Letters of Credit plus Reimbursement Obligations with respect to Foreign Letters of Credit;

                  "Outstanding Letters of Credit" means all Outstanding Domestic Letters of Credit and Outstanding Foreign Letters of Credit;

                  "Participation" means, with respect to any Lender (other than NationsBank), the extension of credit (and right to be repaid or reimbursed by Greenfield or the Borrowers, as applicable) represented by the participation of such Lender hereunder in the liability of NationsBank in respect of a

         Swing Line Loan made or Letter of Credit issued by NationsBank in accordance with the terms hereof;

                  "Permitted Acquisition" means an acquisition of a Person or the assets of a Person effected with the consent and approval of the Board of Directors or other applicable governing body of such Person and the duly obtained approval of such shareholders or other holders of equity interests in such Person as may be required to be obtained under applicable law, the charter documents of or any shareholder agreements or similar agreements pertaining to such Person, which Person is engaged in the same or complementary line of business of the Greenfield or its Subsidiaries, provided that if the Cost of Acquisition shall exceed $15,000,000 Greenfield shall have furnished to the Agent and the Lenders a certificate in the form of Exhibit F attached hereto containing information required therein for both Greenfield and the Person or assets to be acquired on a Pro Forma Basis as at the most recent date for which a certificate has been delivered to the Agent under Section 7.01 hereof, demonstrating that after giving effect to such acquisition no Default or Event of Default exists hereunder;

                  "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof;

                  "Pledge Agreements" means collectively, the Cirbo Pledge Agreement, the Kemmer Pledge Agreement, the RTW Pledge Agreement, and any other pledge agreement pledging sixty-five percent (65%) of the issued and outstanding shares of capital stock of Cirbo, Kemmer H or RTW Limited, or 65% or such lesser percentage of the outstanding shares of capital stock of other Foreign Subsidiaries described in Section 7.20(a)(i)(C), in each case, in favor of the Agent, on behalf of the Lenders, as each such agreement may be amended, supplemented or otherwise modified from time to time.

                  "Pounds Sterling" and the symbol "(pound)" means the official currency of the United Kingdom;

                  "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants;

                  "Prime Rate" means the rate of interest per annum announced publicly by the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Agent;

                  "Principal Office" means the office of the Agent at Independence Center, 15th Floor, Charlotte, North Carolina 28255,
         Attention: Agency Services, or such other office and address as the Agent may from time to time designate;

                  "Pro Forma Basis" means, with respect to any acquired company, a pro forma basis, reflecting the historical four-quarter results of such acquired company giving four-quarter effect to changes in the operating costs and non-operating costs of such acquired company to the extent such changes were in effect for the previous four quarters and are reasonably expected to continue for the following four quarters;

                  "Rate Hedging Obligations" means any and all obligations of any Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing;

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time;

                  "Regulatory Change" means any change effective after the Effective Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including with respect to "highly leveraged transactions," whether or not having the force of law, whether or not failure to comply therewith would be unlawful (but if not unlawful, noncompliance with which would have the effect in the good faith judgment of the affected Lender of imposing additional administrative or regulatory burdens or consequences, costs or other adverse effects on such Lenders) and, to the knowledge of the affected Lender, not published or proposed prior to the date hereof;

                  "Reimbursement Obligation" shall mean at any time, the obligation of Greenfield with respect to any Domestic Letter of Credit, and the obligation of the Borrowers with respect to any Foreign Letter of Credit, to reimburse NationsBank and the Lenders to the extent of their respective Participations (including by the receipt by NationsBank of proceeds of Loans pursuant to Section 3.02) for amounts theretofore paid by NationsBank pursuant to a drawing under such Letter of Credit; provided that the Reimbursement Obligation for any such drawing shall be an amount equal to the Dollar Equivalent Amount of such drawing;

                  "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's;

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 66-2/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to its Revolving Credit Commitment and Reserve Line Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the aggregate Dollar Value of (i) the Revolving Credit Loans and Reserve Line Loans owing to such Lender, plus (ii) (so long as the commitments of the Lenders to make additional Revolving Credit Loans or Reserve Line Loans have not been terminated) the aggregate unutilized amounts of such Lender's Revolving Credit Commitment and Reserve Line Commitment, plus (iii) the amount of such Lender's Applicable Commitment Percentage of the Dollar Value of Swing Line Loans and Outstanding Letters of Credit and of the Reimbursement Obligations; provided that, if any Lender shall have failed to pay to NationsBank its Applicable Commitment Percentage of any Swing Line Loan or drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Swing Line Loans, Letters of Credit, Reimbursement Obligations and the Letter of Credit Commitment shall be deemed to be held by NationsBank for purposes of this definition;

                  "Reserve Line Advance" means an Advance under the Reserve Line Facility;

                  "Reserve Line Commitment" means with respect to each Lender, the obligation of such Lender to make Reserve Line Loans to Greenfield up to an aggregate principal amount at any one time outstanding equal to such Lender's percentage as set forth on Exhibit A attached hereto of the Total Reserve Line Commitment as the same may be increased or decreased from time to time pursuant to this Agreement;

                  "Reserve Line Facility" means the facility described in
         Section 2.01(b) providing for Loans to Greenfield by the Lenders in the aggregate principal amount of up to the Total Reserve Line Commitment;

                  "Reserve Line Loan" means a Loan made pursuant to the Reserve Line Facility;

                  "Reserve Line Notes" means, collectively, the promissory notes of Greenfield evidencing Loans executed and delivered to the Lenders as provided in Section 2.07(c) hereof substantially in the form attached hereto as Exhibit G, with appropriate insertions as to amounts, dates and names of Lenders;

                  "Reserve Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Reserve Line Loans then outstanding;

                  "Reserve Line Termination Date" means (i) December 9, 1997 or
         (ii) such earlier date of termination of Lenders' obligations pursuant to Section 9.01 upon the occurrence of an Event of Default, or (iii) such date as Greenfield may voluntarily permanently terminate the Reserve Line Facility by payment in full of all Obligations arising under the Reserve Line Facility, or (iv) such later date as Greenfield and the Lenders shall agree in writing pursuant to Section 2.17 hereof;

                  "Reserve Requirement" means, for any Eurodollar Loan with respect thereto, the maximum aggregate rate at which reserves or special deposits (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained with respect thereto (a) under Regulation D by the member banks of the Federal Reserve System with respect to Eurocurrency liabilities as that term is defined in Regulation D, or (b) by financial institutions (including such member banks) under any other applicable requirements of the Federal Reserve Board, the Bank of England, the German Bundesbank or any other monetary authority. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any reserves required to be maintained by such member banks and other financial institutions by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate for a Eurodollar Loan is to be determined or (ii) any category of extensions of credit or other assets which include Eurodollar Loans;

                  "Revolving Credit Commitment" means with respect to each Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrowers up to an aggregate Dollar Value at any one time outstanding equal to such Lender's percentage as set forth on Exhibit A hereto of the Total Revolving Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement;

                  "Revolving Credit Advance" means an Advance under the Revolving Credit Facility;

                  "Revolving Credit Facility" means the facility described in
         Section 2.01(a) hereof providing for Domestic Revolving Credit Loans (to Greenfield) and Foreign Revolving Credit Loans (to Cirbo and Kemmer
         H) by the Lenders in the aggregate Dollar Value of the Total Revolving Credit Commitment less the aggregate amount of Swing Line Outstanding and Outstanding Letters of Credit and outstanding Competitive Bid Loans;

                  "Revolving Credit Loan" means a Domestic Revolving Credit Loan or a Foreign Revolving Credit Loan made pursuant to the Revolving Credit Facility;

                  "Revolving Credit Notes" means, collectively, the Domestic Revolving Credit Notes and the Foreign Revolving Credit Notes;

                  "Revolving Credit Outstandings" means, as of any date of determination, collectively and in the Applicable Currencies, the outstanding principal amount of all Revolving Credit Loans then outstanding;

                  "Revolving Credit Commitment" means with respect to each Lender, the obligation of such Lender to make Loans to the Borrowers up to an aggregate Dollar Value at any one time outstanding equal to such Lender's percentage as set forth on Exhibit A attached hereto of the Total Revolving Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement;

                  "Revolving Credit Termination Date" means (i) December 9, 2001 or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 9.01 upon the occurrence of an

         Event of Default, or (iii) such date as Greenfield may voluntarily permanently terminate the Revolving Credit Facility and the Competitive Bid Facility by payment in full of all Obligations (including the discharge of all Obligations of NationsBank and the Lenders with respect to Letters of Credit and Participations and Competitive Bid Loans);

                  "S&P" means Standard & Poor's Corporation, a division of The McGraw-Hill Companies;

                  "RTW Pledge Agreement" means that certain Stock Pledge Agreement in substantially the form of Exhibit N-3 hereto, dated as of the date hereof, duly executed and delivered by Rogers Tool Works, Inc., pledging sixty-five percent (65%) of the issued and outstanding shares of the capital stock of RTW Limited in favor of the Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified form time to time;

                  "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA and in respect of which any Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is not a Multi-employer Plan;

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

                           (ii) it is then able and expects to be able to pay its debts as they mature; and

                           (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

                  "Spot Rate of Exchange" means, in determining the Dollar Equivalent Amount of a specified Offshore Currency amount as of any date, the spot exchange rate determined by the Agent in accordance with its usual procedures for the purchase by the Agent of Dollars with such Offshore Currency at approximately 10:00 A.M., Charlotte Time on the Business Day that is two (2) Business Days prior to such date;

                  "Subsidiary" means any corporation or other entity (i) in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by Greenfield and/or by one or more of Greenfield's Subsidiaries and (ii) which at the time of determination has assets having an aggregate book value of $150,000 or more;

                  "Swap Agreement" means one or more agreements with respect to Indebtedness evidenced by the Notes between Greenfield and another Person, on terms mutually acceptable to Greenfield and such Person, which agreements create Rate Hedging Obligations;

                  "Swing Line" means the revolving line of credit established by NationsBank in favor of Greenfield pursuant to Section 2.16;

                  "Swing Line Loans" means Loans made by NationsBank to Greenfield pursuant to Section 2.16;

                  "Swing Line Note" means the promissory note of Greenfield evidencing Swing Line Loans executed and delivered to NationsBank as provided in Section 2.07(e) hereof as the same shall be amended, modified or supplemented and in effect from time to time;

                  "Swing Line Outstanding" means, as of any date of determination, the aggregate principal Indebtedness of Greenfield on all Swing Line Loans then outstanding;

                  "Total Deutsche Mark Commitment" means DM 30,000,000;

                  "Total Letter of Credit Commitment" means an amount not to exceed $10,000,000;

                  "Total Pounds Sterling Commitment" means (pound) 15,000,000;

                  "Total Reserve Line Commitment" means an amount equal to $50,000,000, as reduced from time to time in accordance with Section 2.09;

                  "Total Revolving Credit Commitment" means an amount equal to $130,000,000, as reduced from time to time in accordance with Section 2.09;

         1.02 Accounting Terms. All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

         1.03 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined as set forth in the definition of Dollar Equivalent Amount.

                                   ARTICLE II

                                    The Loans

         2.01 Commitments

         (a) Revolving Credit Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances in Dollars or an Offshore Currency to Greenfield (in the case of Domestic Revolving Credit Loans) or to Kemmer H or Cirbo (in the case of Foreign Revolving Credit Loans), as the case may be, in each case to the Borrower requesting such Advance (as specified in the respective Borrowing Notice), from time to time from the Effective Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by such Borrower under the Revolving Credit Facility on any day determined by its Applicable Commitment Percentage of the Total Revolving Credit Commitment up to but not exceeding a Dollar Value equal to the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of the Revolving Credit Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, (A) the Dollar Value of Outstanding Credit Obligations shall not exceed the Total Revolving Credit Commitment and (B) if such Advance is denominated in an Offshore Currency, the principal amount of Outstanding Credit Obligations denominated in such Applicable Currency shall not exceed the Applicable Offshore Currency Commitment. Within such limits, the Borrowers may borrow, repay and reborrow hereunder, on a Business Day, from the Effective Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (x) no Eurodollar Loan that is a Revolving Credit Loan shall be made which has an Interest Period that extends beyond the Revolving Credit Termination Date, (y) each Eurodollar Loan may, subject to the provisions of Section 2.11, be repaid only on the last day of the Interest Period with respect thereto, and (z) no Offshore Currency Loan may bear interest at the Base Rate.

         (b) Reserve Line Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances in Dollars to Greenfield, from time to time from the Effective Date until the Reserve Line Termination Date on a pro rata basis as to the total borrowing requested by Greenfield under the Reserve Line Facility on any day determined by its Applicable Commitment Percentage of the Total Reserve Line Commitment up to but not exceeding the Reserve Line Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of the Reserve Line Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the aggregate principal amount of outstanding Reserve Line Loans shall not exceed the Total Reserve Line Commitment. Within such limits, Greenfield may borrow, repay and reborrow hereunder, on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Reserve Line Termination Date; provided, however, that (x) no Eurodollar Loan that is a Reserve Line Loan shall be made which has an Interest Period that extends beyond the Reserve Line Termination Date and (y) each Eurodollar Loan may, subject to the provisions of Section 2.11, be repaid only on the last day of the Interest Period with respect thereto.

         (c) Amounts. (i) A Loan denominated in any currency may not be converted into a different currency. If a Eurodollar Loan is continued or converted to a different interest rate, the Dollar Value of such Loan shall be adjusted based on the Advance Date Exchange Rate as of two (2) Business Days before the effective date of such conversion or continuation. In the event that such adjustment with respect to a continued or converted Loan would cause (A) the total Dollar Value of Outstanding Credit Obligations to exceed the Total Revolving Credit Commitment or (B) the total principal amount of Outstanding Credit Obligations denominated in the Applicable Currency to exceed the Applicable Offshore Currency Commitment, then the Borrowers shall, within five
(5) Business Days of the effective date of such continuation or conversion, repay (a "Rate Adjustment Payment") the portion of such converted Loan (applying the new Advance Date Exchange Rate) necessary to ensure that the total Dollar Value of all Outstanding Credit Obligations does not exceed the Total Revolving Credit Commitment, and the total principal amount of Outstanding Credit Obligations in the Applicable Currency does not exceed the Applicable Offshore Currency Commitment. The Agent shall maintain records sufficient to identify at any time, the outstanding principal amount, Dollar Value and Advance Date Exchange Rate with respect to each Advance.

         (ii) Except as otherwise permitted by the Lenders from time to time, the aggregate Dollar Value of (i) the Outstanding Credit Obligations shall not exceed at any time an amount equal to the Total Revolving Credit Commitment, and
(ii) the Reserve Line Loans shall not exceed at any time an amount equal to the Total Reserve Line Commitment. Each Loan under the Revolving Credit Facility (other than Base Rate Refunding Loans and except as provided in Section 2.16 hereof as to Swing Line Loans) or the Reserve Line Facility and each conversion (under any of the Revolving Credit Facility or Reserve Line Facility) under
Section 2.11 shall have a Dollar Value of $500,000, or such greater amount which (in the case of Dollar-denominated Loans) is an integral multiple of $50,000.

         (d) Advances and Rate Selection. (i) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable telephonic notice of each Eurodollar Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Base Rate Loans or other Eurodollar Loans to Eurodollar Loans) prior to 10:30 A.M., Charlotte, North Carolina time; and
(2) irrevocable telephonic notice of each Base Rate Loan representing an additional borrowing hereunder prior to 10:30 A.M. Charlotte, North Carolina time on the day of such proposed Base Rate Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 2.01(d)(v)). Each such Borrowing Notice, which shall be effective upon receipt by the Agent, shall specify the respective Borrower, the Applicable Currency, the amount of the borrowing, the Facility (Revolving Credit or Reserve Line) to which the Advance is to be debited, the type (Base or Eurodollar) of Loan, the date of borrowing and, if a Eurodollar Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice on the same day by telefacsimile transmission in the form of a Borrowing Notice, for additional Advances, or in the form attached hereto as Exhibit I as to selection or conversion of interest rates as to outstanding Loans, in each case with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. The duration of the initial Interest Period for each Loan that is a Eurodollar Loan shall be as specified in the initial Borrowing Notice. The applicable Borrower shall have the option to elect the duration of subsequent Interest Periods and to convert the Loans (other than Swing Line Loans) in accordance with Section 2.11 hereof. If the Agent does not receive a notice of election of duration of an Interest Period or to convert by the time prescribed hereby and by Section 2.11 hereof, the applicable Borrower shall be deemed to have elected (a) as to any Dollar-denominated Revolving Credit Loan or any Reserve Line Loan, to convert such Loan to (or continue such Loan as) a Base Rate Loan bearing interest at the Base Rate, and (B) as to any Offshore Currency-denominated Revolving Credit Loan, to convert such Loan to (or continue such Loan as) a Eurodollar Loan with an Interest Period of one month, in each case until the applicable Borrower notifies the Agent in accordance with this Section and Section 2.11.

         (ii) Notice of receipt of each Borrowing Notice shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but not later than 1:00 P.M., Charlotte, North Carolina time on the same day as Agent's receipt of such notice.

         (iii) In the case of a Revolving Credit Advance or a Reserve Line Advance denominated in Dollars, not later than 3:00 P.M., Charlotte, North Carolina time on the date specified for such Advance, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans denominated in Dollars to be made by it on such day available to the Agent, by depositing or transferring the proceeds thereof in immediately available funds in Dollars at the Principal Office. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Borrower by delivery of the proceeds thereof to the Applicable Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative.

         (iv) In the case of a Revolving Credit Advance denominated in an Offshore Currency, not later than 9:00 A.M., Charlotte, North Carolina time on the date specified for such Advance, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans in the Applicable Currency to be made by it on such day available to the Applicable Funding Bank by depositing or transferring the proceeds thereof in immediately available funds in the Applicable Currency to the account of the Agent with the Applicable Funding Bank. The amount so received by the Applicable Funding Bank shall, subject to the terms and conditions of this Agreement and upon instruction from the Agent to the Applicable Funding Bank on or before the date specified for such Advance but no later than 9:00 A.M., Charlotte, North Carolina time on such date, be made available to the applicable Borrower by delivery of the proceeds thereof to such Borrower's account with the Applicable Funding Bank or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative.

         (v) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit (whether denominated in Dollars or an Offshore Currency) prior to the Revolving Credit Termination Date, the drawing shall be paid by NationsBank in the Applicable Currency from immediately available funds. Simultaneously with NationsBank's payment of such drawing, the Agent shall reimburse NationsBank for such drawing, without the requirement of notice from the Borrowers, by paying to NationsBank the proceeds of a Swing Line Loan in an amount equal to the Dollar Equivalent Amount of such drawing (provided that such a Swing Line Loan shall then be available). If (A) a drawing is made under any Letter of Credit in accordance with the terms thereof and (B) Greenfield (in the case of a Domestic Letter of Credit) or Kemmer H, Cirbo and Greenfield (in the case of a Foreign Letter of Credit) shall not immediately reimburse NationsBank for the amount of such draw or payment and (C) a Swing Line Loan in an amount equal to the Dollar Equivalent Amount of such draw shall not be available, then notice of such drawing or payment shall be provided promptly by NationsBank to the Agent and the Agent shall provide notice to each Lender by telephone. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon Charlotte, North Carolina time on any Business Day, the applicable Borrower shall be deemed to have requested, and each Lender shall, pursuant to the conditions of this Agreement, either make a Base Rate Refunding Loan to the applicable Borrower under the Revolving Credit Facility or fund the purchase of its Participation in an amount equal to such Lender's Applicable Commitment Percentage of the Dollar Equivalent Amount of such drawing or payment, and shall pay such amount to the Agent for the account of NationsBank at the Principal

Office in Dollars and in immediately available funds before 2:30 P.M. Charlotte, North Carolina time on the same Business Day. If notice to the Lenders is given by the Agent after 12:00 noon Charlotte, North Carolina time on any Business Day, the applicable Borrower shall be deemed to have requested, and each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make a Base Rate Refunding Loan to the applicable Borrower under the Revolving Credit Facility or fund the purchase of its Participation in an amount equal to such Lender's Applicable Commitment Percentage of the Dollar Equivalent Amount of such drawing or payment, and shall pay such amount to the Agent for the account of NationsBank at the Principal Office in immediately available funds before 12:00 noon Charlotte, North Carolina time on the next following Business Day. Such Base Rate Refunding Loan shall continue as a Base Rate Loan unless and until the applicable Borrower converts such Base Rate Loan in accordance with the terms of Section 2.11 hereof.

         2.02 Competitive Bid Loans.

              (a) In addition to Revolving Credit Loans, at any time prior to the Revolving Credit Termination Date and provided no Default or Event of Default exists hereunder, Greenfield may, as set forth in this Section 2.02, request the Lenders to make offers to make Competitive Bid Loans to Greenfield in Dollars. The Lenders may, but shall have no obligation to, make such offers and Greenfield may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.02. There may be no more than thirteen
(13) different Interest Periods for both Revolving Credit Loans and Competitive Bid Loans outstanding at the same time (for which purpose Interest Periods for each Eurodollar Loan and each Competitive Bid Loan shall be deemed to be different Interest Periods even if they are coterminous). The aggregate principal amount of all outstanding Competitive Bid Loans, together with the Dollar Value of all other Outstanding Credit Obligations, shall not exceed the Total Revolving Credit Commitment at any time.


              (b) When Greenfield wishes to request offers to make
Competitive Bid Loans, it shall give the Agent (which shall promptly notify the Lenders) notice (a "Competitive Bid Quote Request") to be received no later than 11:00 a.m. Charlotte, North Carolina time on the Business Day next preceding the date of borrowing proposed therein (or such other time and date as Greenfield and the Agent, with the consent of the Required Lenders, may agree). Greenfield may request offers to make Competitive Bid Loans for up to three (3) different Interest Periods in a single notice; provided that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate borrowing (a "Competitive Bid Borrowing") and there shall not be outstanding at any one time more than four (4) Competitive Bid Borrowings. Each such Competitive Bid Quote Request shall be substantially in the form of Exhibit J attached hereto and incorporated herein by reference and shall specify as to each Competitive Bid Borrowing:

                  (i) the proposed date of such borrowing, which shall be a Business Day;

                  (ii) the aggregate amount of such Competitive Bid Borrowing, which shall be at least $5,000,000 (or in increments of $1,000,000 in excess thereof) but shall not cause the limits specified in Section 2.02(a) hereof to be violated;

                 (iii) the duration of the Interest Period or Interest Periods applicable thereto; and

                  (iv) the date on which the Competitive Bid Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date").

Except as otherwise provided in this Section 2.02(b), no Competitive Bid Quote Request shall be given within five (5) Business Days (or such other number of days as Greenfield and the Agent, with the consent of the Required Lenders, may agree) of any other Competitive Bid Quote Request.

                  (c) (i) Each Lender may submit one or more Competitive Bid Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if Greenfield's request under
Section 2.02(b) hereof specified more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive Bid Quote must be submitted to the Agent not later than 10:00 a.m. Charlotte, North Carolina time on the Quotation Date (or such other time and date as Greenfield and the Agent, with the consent of the Required Lenders, may agree) provided that any Competitive Bid Quote may be submitted by NationsBank (or its Applicable Lending Office) only if NationsBank (or such Applicable Lending Office) notifies Greenfield of the terms of the offer contained therein not later than 9:45 a.m. Charlotte, North Carolina time on the Quotation Date. Subject to Articles IV, V and IX hereof, any Competitive Bid Quote so made shall be irrevocable except with the consent of the Agent given on the instructions of Greenfield.

                  (ii) Each Competitive Bid Quote shall be substantially in the form of Exhibit K attached hereto and incorporated herein by reference and shall specify:


                                    (A) the proposed date of borrowing and the
                  Interest Period therefor;

                                    (B) the principal amount of the Competitive
                  Bid Loan for which each such offer is being made, which principal amount shall be at least $1,000,000 (or in increments of $100,000 in excess thereof); provided that the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Quotes may not exceed the principal amount of the Competitive Bid Borrowing for a particular Interest Period for which offers were requested;

                                    (C) the rate of interest per annum (rounded
                  upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Competitive Bid Loan (the "Absolute Rate"); and

                                    (D) the identity of the quoting Lender.

Unless otherwise agreed by the Agent and Greenfield, no Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by Greenfield of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made. Any subsequent Competitive Bid Quote submitted by a Lender that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote.

                  (d) The Agent shall as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 10:30 a.m. Charlotte, North Carolina time on the Quotation Date), notify Greenfield of the terms of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.02(c) hereof. The Agent's notice to Greenfield shall specify (A) the aggregate principal amount of the Competitive Bid Borrowing for which Competitive Bid Quotes have been received and (B) the respective principal amounts and Absolute Rates, so offered by each Lender (identifying the Lender that made each Competitive Bid Quote).

                  (e) Not later than 11:00 a.m. Charlotte, North Carolina time on the Quotation Date (or such other time and date as Greenfield and the Agent, with the consent of the Required Lenders, may agree), Greenfield shall notify the Agent of its acceptance or nonacceptance of the Competitive Bid Quotes so notified to it pursuant to Section 2.02(d) hereof (and the failure of Greenfield to give such notice by such time shall constitute nonacceptance) and the Agent shall promptly notify each affected Lender. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Greenfield may accept any Competitive Bid Quote in whole or in part (provided that any Competitive Bid Quote accepted in part shall be at least $1,000,000 or in increments of $100,000 in excess thereof); provided that:

                  (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                  (ii) the aggregate principal amount of each Competitive Bid Borrowing shall be at least $5,000,000 (or an increment of $1,000,000 in excess thereof) but shall not cause the limits specified in Section 2.02(a) hereof to be violated;

                 (iii) except as provided below, acceptance of Competitive Bid Quotes may be made only in ascending order of Absolute Rates beginning with the lowest rate so offered; and

                  (iv) Greenfield may not accept any Competitive Bid Quotes where the Agent has correctly advised Greenfield that such Competitive Bid Quote fails to comply with Section 2.02(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.02(a) hereof).

         If Competitive Bid Quotes are made by two or more Lenders with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which Competitive Bid Quotes are accepted for the related Interest Period after the acceptance of all Competitive Bid Quotes, if any, of all lower Absolute Rates offered by any Lender for such related Interest Period, the principal amount of Competitive Bid Loans in respect of which such Competitive Bid Quotes are accepted shall be allocated by Greenfield among such Lenders as nearly as possible (in amounts of at least $500,000 or in increments of $100,000 in excess thereof) in proportion to the aggregate principal amount of such Competitive Bid Quotes. Determinations by Greenfield of the amounts of Competitive Bid Loans and the lowest bid after adjustment as provided in Section 2.02(e)(iii) shall be conclusive in the absence of manifest error.

                    (f) Any Lender whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 p.m. Charlotte, North Carolina time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at the Principal Office in Dollars and in immediately available funds, for account of Greenfield. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to Greenfield on such date by depositing the same, in Dollars and in immediately available funds, in an account of Greenfield maintained at the Principal Office.

              (g) Together with each notice of a request for Competitive Bid Quotes, Greenfield shall pay to the Agent for the account of the Agent a bid administration fee of $1,000.00.

         2.03 Payment of Interest.

              (a) (i) Greenfield shall pay interest to the Agent at the Principal Office for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due (A) in the case of each Offshore Currency Loan, at the Eurodollar Revolver Rate, as elected or deemed elected by the respective Borrower or otherwise applicable to such Loan as herein provided, (B) in the case of each Revolving Credit Loan denominated in Dollars, at the Eurodollar Revolver Rate or the Base Rate, as elected or deemed elected by the respective Borrower or otherwise applicable to such Loan as herein provided, (C) in the case of each Reserve Line Loan, at the Eurodollar Reserve Line Rate or the Base Rate, as elected or deemed elected by the respective Borrower or otherwise applicable to such Loan as herein provided, (D) in the case of each Competitive Bid Loan, at the applicable Absolute Rate, and
(E) in the case of each Swing Line Loan, at the Base Rate, such payments to be made in the Applicable Currency; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter (I) in the case of a Eurodollar Loan, at a rate of two percent (2%) above the Applicable Eurodollar Rate for such Eurodollar Loan, (II) in the case of a Base Rate Loan, at a rate of interest per annum which shall be two percent (2%) above the Base Rate, and
(III) in the case of a Competitive Bid Loan, at a rate of interest per annum which shall be two percent (2%) above the Absolute Rate for such Competitive Bid Loan, or (in each case) the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

              (ii) Kemmer H, Cirbo and Greenfield shall pay interest to the Agent at the Principal Office for the account of each Lender on the outstanding and unpaid principal amount of each Foreign Revolving Credit Loan made by such Lender for the period commencing on the date of such Foreign Revolving Credit Loan until such Foreign Revolving Credit Loan shall be due (A) in the case of each Offshore Currency Loan, at the Eurodollar Revolver Rate, as elected or deemed elected by the respective Borrower or otherwise applicable to such Foreign Revolving Credit Loan as herein provided, and (B) in the case of each Foreign Revolving Credit Loan denominated in Dollars, at the Eurodollar Revolver Rate or the Base Rate, as elected or deemed elected by the applicable Borrower or otherwise applicable to such Foreign Revolving Credit Loan as herein provided; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter (I) in the case of a Eurodollar Loan, at a rate of two percent (2%) above the

Applicable Eurodollar Rate for such Eurodollar Loan, and (II) in the case of a Base Rate Loan, at a rate of interest per annum which shall be two percent (2%) above the Base Rate, or (in each case) the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

        (b) Interest on the outstanding principal balance of each Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed. Interest on each Loan shall be paid (i) quarterly in arrears on the last Business Day of each December, March, June or September, commencing December 31, 1996, on each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Loan and Competitive Bid Loan and, if the Interest Period extends for more than three months, at intervals of three months after the first day of the Interest Period, and (iii) upon payment in full of the principal amount of such Loan.

        2.04 Payment of Principal. All Revolving Credit Outstandings and all Swing Line Outstanding shall be due and payable (in the Applicable Currency of each such Loan) to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as herein expressly provided. All Reserve Line Outstandings shall be due and payable to the Agent for the benefit of each Lender in full on the Reserve Line Termination Date, or earlier as herein expressly provided. The principal amount of all Competitive Bid Loans shall be due and payable to such Lender making such Competitive Bid Loan in full on the last day of the Interest Period therefor, or earlier as herein expressly provided. The principal amount of Eurodollar Loans and Competitive Bid Loans may only be prepaid at the end of the applicable Interest Period, unless the Borrowers shall pay to the Agent for the account of the Lenders the amount, if any, required under Section 4.04. Any Borrower shall furnish the Agent telephonic notice of its intention to make a principal payment prior to 11:00 A.M. Charlotte, North Carolina time on the date of such payment. All payments of principal shall be in a Dollar Value of $500,000 or such greater amount which (in the case of Dollar-denominated Loans) is an integral multiple of $100,000.

        2.05 Non-Conforming Payments. (a) Each payment of principal (including any prepayment) and payment of interest shall be made to the Agent at the Principal Office, for the account of each Lender's applicable Lending Office, in the Applicable Currency and in immediately available funds before 12:30 P.M. Charlotte, North Carolina time on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of any Borrower with the Agent.

        (b) The Agent shall deem any payment by or on behalf of any Borrower hereunder that is not made both (a) in the Applicable

Currency and in immediately available funds and (b) prior to 12:30 P.M. Charlotte, North Carolina time on the date payment is due to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the time such funds become available funds. Any non-conforming payment may constitute or become a Default or Event of Default. The Agent shall give prompt telephonic notice to the Authorized Representative and each of the Lenders (confirmed in writing) if any payment is non-conforming. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the respective rates of interest per annum specified in Section 2.03(a) in respect of late payments of interest, from the date such amount was due and payable until the date such amount is paid in full (but in no event less than the period from the date of such payment to the next succeeding Business Day).

         (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day; provided that interest shall continue to accrue during the period of any such extension.

         2.06 Applicable Borrower's Accounts. Greenfield shall continuously maintain the Applicable Borrower's Accounts for the purposes herein contemplated.

         2.07 Notes. (a) Domestic Revolving Credit Loans made by each Lender, shall be evidenced by, and be repayable with interest in accordance with the terms of, the Domestic Revolving Credit Note payable to the order of such Lender in the amount of its Applicable Commitment Percentage of the Total Domestic Revolving Credit Commitment, which Domestic Revolving Credit Note shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by Greenfield.

         (b) Foreign Revolving Credit Loans made by each Lender, shall be evidenced by, and be payable with interest in accordance with the terms of, the Foreign Revolving Credit Note payable to the order of such Lender in the amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Foreign Revolving Credit Note shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrowers.

         (c) Reserve Line Loans made by each Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, the Reserve Line Note payable to the order of such Lender in the amount of its Applicable Commitment Percentage of the Total Reserve Line Commitment, which Reserve Line Note shall be dated the Closing

Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by Greenfield.

         (d) Competitive Bid Loans made by any Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, the Competitive Bid Note payable to the order of such Lender in the amount of $130,000,000, which Note shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by Greenfield.

         (e) Swing Line Loans made by NationsBank shall be evidenced by the Swing Line Note in the principal amount of $10,000,000, and shall be repayable with interest in accordance with the terms of the Swing Line Note dated the Closing Date and duly executed and delivered by Greenfield.

         2.08 Pro Rata Payments. Except as otherwise provided herein, (a) each payment and prepayment on account of the principal of and interest on the Loans (other than Competitive Bid Loans and Swing Line Loans) and the fees described in Section 2.12 hereof shall be made to the Agent in the aggregate amount payable to the Lenders for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) each payment of principal and interest on the Competitive Bid Loans shall be made to the Agent for the account of the respective Lender making such Competitive Bid Loan, (c) each payment of principal and interest on Swing Line Loans shall be made to the Agent for the account of NationsBank, (d) all payments to be made by the Borrowers for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and (e) the Agent will promptly distribute such payments received to the Lenders as provided for herein.

         2.09 Reductions. The Borrowers (or in the case of the Reserve Line, Greenfield) shall, by notice from an Authorized Representative, have the right from time to time (but not more frequently than twice during each Fiscal Year as to each of the Revolving Credit Facility and the Reserve Line Facility), upon not less than five (5) Business Days written notice to the Agent to reduce the Total Revolving Credit Commitment or the Total Reserve Line Commitment. The Agent shall give each Lender, within one (1) Business Day, telephonic notice (confirmed in writing) of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, and shall permanently reduce the Revolving Credit Commitment or the Reserve Line Commitment, as the case may be, of each Lender pro rata. No such reduction shall be permitted that results in the payment of any Eurodollar Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under Section
4.04. Each reduction of the Total Revolving Credit Commitment or the Total Reserve Line Commitment, as the case may be, shall also be accompanied by payment of the Revolving Credit Notes or the Reserve Line Notes, as applicable, to the extent that (a) as to the Revolving Credit Facility, after giving effect to such reduction, (i) the sum of the Dollar Value of Outstanding Credit Obligations exceeds the Total Revolving Credit Commitment or (ii) the aggregate principal amount of Outstanding Credit Obligations denominated in any Offshore Currency exceeds the reduced Applicable Offshore Currency Commitment, and (b) as to the Reserve Line Facility, the Reserve Line Outstandings exceed the Total Reserve Line Commitment, after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         2.10 Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrowers shall be reduced by the aggregate Dollar Value of all Swing Line Outstanding and Outstanding Letters of Credit and outstanding Competitive Bid Loans.

         2.11 Conversions and Elections of Subsequent Interest Periods. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Sections 4.01(b), 4.02 and
4.03 hereof, the applicable Borrower may:

         (a) upon notice to the Agent on or before 10:30 A.M. Charlotte, North Carolina time on any Business Day convert all or a part of Eurodollar Loans (other than Offshore Currency Loans) that are Revolving Credit Loans or Reserve Line Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Loans; and

         (b) on three (3) Business Days' notice to the Agent on or before 10:30 A.M. Charlotte, North Carolina time:

                  (i) elect a subsequent Interest Period for all or a portion of Eurodollar Loans to begin on the last day of the current Interest Period for such Eurodollar Loans; or

                  (ii) convert Base Rate Loans (other than Swing Line Loans) to Eurodollar Loans on any Business Day; and

         Notice of any such elections or conversions shall specify the effective date of such election or conversion and, with respect to Eurodollar Loans, the Interest Period to be applicable to the Loan as continued or converted. Each election and conversion pursuant to this Section 2.11 shall be subject to the limitations on Eurodollar Loans set forth in the definition of "Interest Period" herein and in Section 2.01 and Article IV hereof. All such continuations or conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         2.12 Revolving Credit Unused Fee. For the period beginning on the Effective Date and ending on the Revolving Credit

Termination Date (or such earlier date on which the Revolving Credit Facility has terminated), Greenfield agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages of the Revolving Credit Facility, an unused fee equal to (i) one-fourth of one percent (.25%) per annum during any quarterly period that the ratio of Consolidated Indebtedness for Money Borrowed as at the last day of the fiscal quarter immediately preceding such quarter (the "Determination Date") to Consolidated EBITDA for the Four-Quarter Period ending on the Determination Date is greater than 2.00 to
1.00 and (ii) one fifth of one percent (.20%) per annum during any quarterly period that such ratio as of the Determination Date is equal to or less than
2.00 to 1.00, on the amount by which the Total Revolving Credit Commitment exceeds the sum of the average daily Dollar Value of (i) Revolving Credit Outstandings and (ii) Outstanding Letters of Credit. The Swing Line Outstanding and Outstanding Competitive Bid Loans shall not be outstanding Loans for purposes of determining such fee. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed and shall be payable in Dollars.

         2.13 Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the Revolving Credit Commitment or Reserve Line Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to any Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its applicable Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by any Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and the applicable Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by any Borrower thereon.

         2.14 Adjustments by Agent. Notwithstanding the construction of "pro rata" to mean based on the Applicable Commitment Percentages and any provisions contained herein for the advancement of funds or distribution of payments on a pro rata basis, the Agent may, in its discretion, but shall not be obligated to, adjust downward or upward (but not in excess of any applicable Revolving Credit Commitment or Reserve Line Commitment) the principal amount of any Loan to be made by any Lender to the nearest amount which is evenly divisible by $100 (or DM 100 or (pound) 100, as the case may be), and make appropriate related adjustment in the distribution of payments of principal and interest on the Loans.

         2.15 Use of Proceeds. The proceeds of the Domestic Revolving Credit Loans, Swing Line Loans and Competitive Bid Loans made pursuant to the Revolving Credit Facility, the Swing Line and the Competitive Bid Facility hereunder shall be used by Greenfield and the Domestic Subsidiaries to repay all outstanding principal, interest, fees and other amounts under the Existing Credit Facility, to finance Capital Expenditures and Permitted Acquisitions and for other working capital and general corporate needs of Greenfield and the Domestic Subsidiaries. The proceeds of the Foreign Revolving Credit Loans made pursuant to the Revolving Credit Facility shall be used by Kemmer H, Cirbo and the other Foreign Subsidiaries to repay all outstanding principal, interest, fees and other amounts under the Existing FC Facility, to finance Capital Expenditures and Permitted Acquisitions of foreign Persons and for other working capital and general corporate needs of Kemmer H, Cirbo and the other Foreign Subsidiaries. The proceeds of the Loans made pursuant to the Reserve Line Facility hereunder shall be used by Greenfield and the Domestic Subsidiaries for general corporate purposes including interim financing of Permitted Acquisitions by Greenfield and the Domestic Subsidiaries.

         2.16 Swing Line. Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, NationsBank shall make available Swing Line Loans in Dollars to Greenfield prior to the Revolving Credit Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto (i) if the Borrowers are not in compliance with all the conditions to the making of Revolving Credit Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstanding exceeds $10,000,000, or (iii) if after giving effect to such Swing Line Loan, the Dollar Value of Outstanding Credit Obligations exceeds the Total Revolving Credit Commitment. Loans made pursuant to this
Section 2.16 shall be limited to Loans bearing interest at the Base Rate unless NationsBank shall agree otherwise.

                  (i) On each Business Day, in the absence of contrary instructions from Greenfield (by telephone confirmed in writing), NationsBank shall make a Swing Line Loan by funding the Applicable Borrower's Account with NationsBank through credits to such account to the extent necessary based on the balance in the account on such day in order to fund that day's presentments for payment against the account. Upon each Advance, Greenfield shall be indebted to NationsBank in the amount of the Advance, plus interest thereon, in accordance with the terms and conditions hereof.

                  (ii) Not later than 3:00 P.M. (Charlotte, North Carolina time) on each Business Day on which Advances under the Swing Line are to be made, NationsBank shall inform Greenfield by telephone of the amount of such Advances.

                 (iii) All Advances made by NationsBank under the Swing Line pursuant to this Section 2.16 outstanding on any day shall bear interest at the Base Rate unless NationsBank shall agree otherwise.

                 (iv) Greenfield and each Lender which is or may become a party hereto acknowledge that all Swing Line Loans are to be made solely by NationsBank to Greenfield but that such Lender shall share the risk of loss with respect to such Swing Line Loans in an amount equal to such Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to its Lender's Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation shall be deemed (A) provided that the conditions to making Revolving Credit Loans shall be satisfied, a Base Rate Refunding Loan ending on the next following Business Day, which shall be extended automatically until Greenfield converts such Base Rate Loan in accordance with the terms of Section 2.11 hereof, and (B) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

         Greenfield at its option may request an Advance as a Revolving Credit Loan pursuant to Section 2.01 in an amount sufficient to repay any or all Swing Line Loans on any date and the Agent shall upon the receipt of such Advance, provide to NationsBank the amount necessary to repay such Swing Line Loan or Loans (which NationsBank shall then apply to such repayment) and credit any balance of the Revolving Credit Loan in immediately available funds to the Applicable Borrower's Account. The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstanding and the Lenders shall then be deemed to have made Revolving Credit Loans in the amount of such Advances. The Swing Line shall continue in effect until the earlier of
(i) occurrence of a Default, or (ii) the Revolving Credit Termination Date.

         2.17 Extension of Reserve Line Termination Date. At the request of Greenfield, the Lenders may, in their sole discretion and subject to such additional fees as Lenders may require, elect to extend the Reserve Line Termination Date then in effect for one additional period of 364 days. Greenfield shall notify the Agent of its request for such an extension by delivering to the Agent notice of such request signed by an Authorized Representative not more than ninety (90) days nor less than thirty (30) days prior to Reserve Line Termination Date then in effect. If the Lenders shall elect to so extend, the Agent shall notify Greenfield in writing within twenty
(20) days of its receipt of such request for extension of the decision of the Lenders of whether to extend the Reserve Line Termination Date. The Agent shall notify Greenfield of its receipt of notice from any Lender of its decision not to extend. However, failure by the Agent to give such notice of extension shall constitute refusal by the Lenders to extend the Reserve Line Termination Date.

         2.18 Additional Fees. In addition to any fees described above, the Borrowers agree to pay to the Agent and NationsBank such other fees as may be agreed to in a separate writing or writings.

         2.19 One Loan. (a) All Loans and Advances by the Lenders to Cirbo or Kemmer H shall constitute the joint and several general obligation of each of the Borrowers, payable in the Applicable Currency of such Loan or Advance. Each Borrower shall be jointly and severally liable to the Agent and the Lenders for all Foreign Obligations under this Agreement or any other Loan Document, regardless of whether such Obligations arise as a result of Advances to such Borrower, it being stipulated and agreed that Advances hereunder to Cirbo or Kemmer H inure to the benefit of each of the Borrowers, and that the Lenders are relying on the joint and several liability of the Borrowers with respect to Foreign Obligations in extending credit hereunder.

         (b) Each Borrower guarantees to the Lenders the payment in full (in the Applicable Currency of each such Obligation) of all of the Foreign Obligations of the other Borrowers to the Lenders and further guarantees the due performance by each of Cirbo or Kemmer H of its respective duties and covenants made in favor of the Agent and the Lenders hereunder. Each Borrower agrees that the joint and several liability of the Borrowers with respect to the Foreign Obligations shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, release or other alteration of any of the rights of the Agent and the Lenders with respect to any collateral, nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent and the Lenders with respect to any of the Obligations, nor by any other agreements or arrangements whatever with any other Borrower, and guarantor or any other Person, each Borrower hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower with respect to the Foreign Obligations (and of Greenfield with respect to any Obligations) hereunder is direct and unconditional as to all of such Obligations hereunder, and may be enforced without requiring the Agent or the Lenders first to resort to any other right, remedy or security; no Borrower shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the Obligations, unless and until all of said Obligations have been paid in full.

                                   ARTICLE III

                                Letters of Credit

         3.01 Letters of Credit. NationsBank agrees, subject to the terms and conditions of this Agreement, (a) upon request and for the account of Greenfield, to issue from time to time Domestic Letters of Credit denominated in Dollars or any Offshore Currency and (b) upon request and for the account of either Kemmer H or Cirbo, to issue from time to time Foreign Letters of Credit, in each case upon delivery to NationsBank of an Application and Agreement for Letter of Credit in form and content acceptable to NationsBank; provided, that the Dollar Value of Outstanding Letters of Credit shall not exceed the Total Letter of Credit Commitment. No Letter of Credit shall be issued by NationsBank with an expiry date or payment date occurring subsequent to the earlier of (i) one year after the date of issuance or (ii) the fifth Business Day preceding the Revolving Credit Termination Date. NationsBank shall not be required to issue any Letter of Credit if (A) the Dollar Value of Outstanding Credit Obligations when added to the Dollar Value of any requested Letter of Credit exceeds the Total Revolving Credit Commitment, or (B) if the face amount of such Letter of Credit when added to the principal amount of Outstanding Credit Obligations denominated in the same Applicable Currency exceeds any Applicable Offshore Currency Commitment. In addition, if the Agent determines at any time (whether nor not in connection with the issuance of a Letter of Credit) that (y) the Dollar Value of Outstanding Credit Obligations exceeds the Total Revolving Credit Commitment or (z) the aggregate principal amount of Outstanding Credit Obligations in any Applicable Currency exceed an Applicable Offshore Currency Commitment, then the Borrowers shall (within five (5) Business Days' after any Borrower's receipt of notice of such determination) repay such Loans and Outstanding Credit Obligations as are necessary to eliminate such excess.

         3.02 Reimbursement.

              (a) Greenfield hereby unconditionally agrees immediately to pay to NationsBank on demand at the Principal Office and in Dollars the Dollar Equivalent Amount of all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by NationsBank in connection with the Letters of Credit and in any event and without demand to place in possession of NationsBank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.01 hereof) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. Each Borrower hereby unconditionally agrees immediately to pay to NationsBank on demand at the Principal Office and in Dollars the Dollar Equivalent Amount of all amounts required to pay all drafts drawn or purporting to be drawn under the Foreign Letters of Credit and all reasonable expenses incurred by NationsBank in connection with the Foreign Letters of Credit and in any event and without demand to place in possession of NationsBank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.01 hereof) sufficient funds to pay all debts and liabilities arising under any Foreign Letter of Credit. The Borrowers' obligations to pay NationsBank under this
Section 3.02, and NationsBank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. NationsBank agrees to give Greenfield (in the case of a Domestic Letter of Credit) or the Borrowers (in the case of a Foreign Letter of Credit) prompt written notice of any request for a draw under a Letter of Credit. NationsBank may charge any account Greenfield may have with it for any and all amounts NationsBank pays under any Letter of Credit, and NationsBank may charge any account any Borrower may have with it for any and all amounts NationsBank pays under a Foreign Letter of Credit, plus, in each case, charges and reasonable expenses as from time to time agreed to by NationsBank and the applicable Borrower; provided that to the extent permitted by Section 2.01(d)(v), such amounts shall be paid pursuant to Swing Line Loans or Advances under the Revolving Credit Facility. Each Borrower agrees that NationsBank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents. Each Borrower agrees to pay NationsBank interest on any amounts not paid when due hereunder at the Base Rate plus two percent (2%), or the maximum rate permitted by applicable law, if lower.

                  (b) In accordance with the provisions of Section 2.01 hereof, NationsBank shall notify the Agent (and shall also notify the applicable Borrower) of any drawing under any Letter of Credit as promptly as practicable following the receipt by NationsBank of such drawing.

                  (c) Each Lender (other than NationsBank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of NationsBank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that any Borrower is obligated to pay NationsBank under Section 3.02(a), each Lender (other than NationsBank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to NationsBank as hereinafter described, its Applicable Commitment Percentage of the liability of NationsBank under such Letter of Credit. Prior to the Revolving Credit Termination Date, each Lender (including NationsBank in its capacity as a Lender) shall, subject to the terms and conditions of Article II, make a Revolving Credit Loan denominated in Dollars and bearing interest at the Base Rate to the applicable Borrower by paying to the Agent for the account of NationsBank at the Principal Office in immediately available funds, an amount equal to its Applicable Commitment Percentage of the Dollar Equivalent Amount of any drawing under a Letter of Credit, all as described and pursuant to Section 2.01(d)(v). With respect to drawings under any of the Letters of Credit, each Lender, upon receipt from the Agent of notice of a drawing in the manner described in Section 2.01(d)(v), shall promptly pay to the Agent for the account of NationsBank, prior to the applicable time set forth in Section 2.01(d)(v), its Applicable Commitment Percentage of the Dollar Equivalent Amount of such drawing. Simultaneously with the making of each such payment by a Lender to NationsBank, such Lender shall, automatically and without any further action on the part of NationsBank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest) in the related Reimbursement Obligation of Greenfield (in the case of Domestic Letters of Credit) or the Borrowers (in the case of Foreign Letters of Credit). The Reimbursement Obligations of Greenfield (or the Borrowers, as the case may be) shall be immediately due and payable in Dollars whether by Advances made in accordance with Section 2.01(d)(v) or otherwise. Each Lender's obligation to make payment to the Agent for the account of NationsBank pursuant to this
Section 3.02(c), and the right of NationsBank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of NationsBank in full upon such request as required by this Section 3.02(c), such Lender shall, on demand, pay to the Agent for the account of NationsBank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.01(c) until such Lender pays such amount to the Agent for the account of NationsBank in full at the interest rate per annum for overnight borrowing by NationsBank from the Federal Reserve Bank.

                  (d) As soon as practical following the issuance of a Letter of Credit, NationsBank shall notify the Agent, and the Agent shall notify each Lender, of the date of issuance of such Letter of Credit, the Applicable Currency, stated amount and expiry date of such Letter of Credit, and such Lender's Applicable Commitment Percentage. Promptly following the end of each calendar quarter, NationsBank shall deliver to the Agent, and the Agent shall deliver to each Lender, a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, NationsBank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Outstanding Letter of Credit, including a copy of such Letter of Credit.

                  (e) The issuance by NationsBank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 5.01 hereof, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to NationsBank consistent with the then current practices and procedures of NationsBank with respect to similar letters of credit, the applicable Borrower and Greenfield shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as NationsBank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

                  (f) Without duplication of Section 10.07 hereof, Greenfield hereby agrees to defend, indemnify and hold harmless NationsBank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which NationsBank, such other Lender or the Agent may incur (or which may be claimed against NationsBank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; and each Borrower hereby agrees to defend, indemnify and hold harmless NationsBank, each other Lender and the Agent from and against any and all claims and damages, loses, liabilities, reasonable costs and expenses which NationsBank, such other Lender or the Agent may incur (or which may be claimed against NationsBank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Foreign Letter of Credit; provided that the Borrowers shall not be required to indemnify NationsBank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of NationsBank to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The provisions of this
Section 3.02(f) shall survive repayment of the Obligations, the occurrence of the Revolving Credit Termination Date and Reserve Line Termination Date, and expiration or termination of this Agreement.

                  (g) Without limiting the Borrowers' rights as set forth in
Section 3.02(f) above, the obligation of the Borrowers to immediately reimburse NationsBank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related applications for any Letter of Credit, under the following circumstances:

                      (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related Documents");

              (ii) any amendment or waiver of or any consent to or departure from all or any of the Related Documents;

              (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), Agent, Lenders or any other person or entity, whether in connection with the Loan Documents, the Related Documents or any unrelated transaction;

              (iv) any breach of contract or other dispute between any Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), Agent, Lenders or any other Person;

              (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

              (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by Agent, with or without notice to or approval by any Borrower in respect of any of a Borrower's Obligations under this Agreement; or

              (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained herein shall be deemed to release NationsBank or any other Lender of any liability for actual loss arising as a result of its gross negligence or willful misconduct or out of the wrongful dishonor by NationsBank of a proper demand for payment made under and strictly complying with the terms of any Letter of Credit.

         3.03 Letter of Credit Fee. Greenfield agrees to pay (i) to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the Dollar Value of the aggregate average daily amount available to be drawn on each Outstanding Domestic Letter of Credit at a rate equal to the Applicable Interest Addition to the Eurodollar Revolver Rate as in effect from time to time and (ii) to NationsBank, as issuer of each Domestic Letter of Credit, an issuance fee equal to one-eighth of one percent (.125%) of the Dollar Value of the aggregate amount available to be drawn on each Outstanding Domestic Letter of Credit. Each Borrower agrees to pay (y) to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the Dollar Value of the aggregate average daily amount available to be drawn on each Outstanding Foreign Letter of Credit at a rate equal to the Applicable Interest Addition to the Eurodollar Revolver Rate as in effect from time to time and (z) to NationsBank, as issuer of each Foreign Letter of

Credit, an issuance fee equal to one-eighth of one percent (.125%) of the Dollar Value of the aggregate amount available to be drawn on each Outstanding Foreign Letter of Credit. The fees described in clauses (i) and (y) above shall be due and payable with respect to each Letter of Credit quarterly in arrears on the last day of each December, March, June and September commencing on the first such date following the date of issuance of such Letter of Credit. The fees described in clauses (ii) and (z) above with respect to a Letter of Credit shall be due and payable in full, and shall be deemed fully earned, on the date of issuance of such Letter of Credit. All fees described in this Section 3.03 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed, and shall be payable in Dollars.

         3.04 Administrative Fees. The Borrowers shall pay to NationsBank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as NationsBank and the Borrowers shall agree from time to time.

                                   ARTICLE IV

                         Yield Protection and Illegality

         4.01 Additional Costs. (a) Greenfield shall promptly pay to the Agent for the account of a Lender from time to time, without duplication, such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which it determines are attributable to its making or maintaining any Loan (whether in Dollars or any Offshore Currency) or its obligation to make any Loans, or the issuance or maintenance by NationsBank of or any other Lender's Participation in any Letter of Credit issued hereunder, or any reduction in any amount receivable by such Lender under this Agreement, the Notes or the Letters of Credit in respect of any of such Loans or such obligation or the Letters of Credit, including reductions in the rate of return on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Greenfield Additional Costs"), and each Borrower shall promptly pay to the Agent for the account of a Lender from time to time, without duplication, such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which it determines are attributable to its making or maintaining any Foreign Revolving Credit Loan (whether in Dollars or any Offshore Currency) or its obligation to make any Foreign Revolving Credit Loans, or the issuance or maintenance by NationsBank of or any other Lender's Participation in any Foreign Letter of Credit issued hereunder, or any reduction in any amount receivable by such Lender under this Agreement, the Foreign Revolving Credit Notes or the Foreign Letters of Credit in respect of any of such Foreign Revolving Credit Loans or such obligation or the Foreign Letters of Credit, including reductions in the rate of return on a Lender's capital (such increases in cost and reductions in amounts receivable and returns, together with the Greenfield Additional Costs, being herein called "Additional Costs"), in each case resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such Loans or Letters of Credit (other than taxes imposed on or measured by the income, revenues or assets of any Lender); or (ii) imposes or modifies any reserve, special deposit, monetary control or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (other than any such reserve, deposit or requirement reflected in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, in each case computed in accordance with the respective definitions of such terms set forth in Section 1.01 hereof); or (iii) has or would have the effect of reducing the rate of return on capital of any such Lender to a level below that which the Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy); or (iv) imposes any other condition adversely affecting the Agent or the Lenders under this Agreement, the Notes or the issuance or maintenance of, or any Lender's Participation in, the Letters of Credit (or any of such extensions of credit or liabilities). Each Lender will notify the Authorized Representative and the Agent of any event occurring after the Effective Date which would entitle it to compensation pursuant to this Section 4.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

         (b) Without limiting the effect of the foregoing provisions of this
Section 4.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of any Lender which includes Eurodollar Loans (by way of illustration only and not limitation, an increase in reserve requirements on a Lender's eurodollar deposit liabilities above a specified dollar amount percentage of its capital) or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the other Lenders, the obligation hereunder of such Lender to make, and to convert Base Rate Loans into, Eurodollar Loans that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and the applicable Borrowers shall, on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Loans (A) convert such Eurodollar Loans that are denominated in Dollars into Base Rate Loans, and (B) repay such Eurodollar Loans that are Offshore Currency Loans; provided, however, that the suspension of such obligation and the conversion of any Eurodollar Loans into Base Rate Loans or repayment of Eurodollar Loans shall apply only to any Lender who is affected by such restrictions and who has provided such notice to the other Lenders, and the obligation of the other Lenders to make, and to convert Base Rate Loans into Eurodollar Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all of the Lenders to make, or to convert Base Rate Loans into Eurodollar Loans is suspended, then any request by the Borrowers during the pendency of such suspension for a Eurodollar Loan shall be deemed a request for such Eurodollar Loan from the Lender(s) not subject to such suspension and for a Base Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Revolving Credit Commitments and Reserve Line Commitments, as applicable.

         (c) Determinations by any Lender for purposes of this Section 4.01 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make, Loans or by NationsBank as issuer of any Letter of Credit of the effect of any Regulatory Change on its costs in connection with the issuance or maintenance of, or any other Lender's Participation in, any Letter of Credit issued hereunder, or on amounts receivable by any Lender in respect of Loans or Letters of Credit, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be made on a reasonable basis taking into account such Lender's reasonable policies as to the allocation of capital, costs and other items. The Lender requesting such compensation shall furnish to the Authorized Representative and the Agent an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth such Lender's determination of any such Additional Costs.

         4.02 Suspension of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Loan for any Interest Period, the Agent determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

              (a) quotations of interest rates for the relevant deposits referred to in the definition of a Eurodollar Rate in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Eurodollar Loan as provided in this Agreement; or

              (b) the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the Eurodollar Rate for such Interest Period is to be determined do not adequately reflect the cost to the Lenders of making or maintaining such Eurodollar Loan for such Interest Period or such Eurodollar Loan (which determination shall be made on a reasonable basis by the Agent, and the Person making such determination shall furnish the Authorized Representative evidence of the facts leading to such determination);

then the Agent shall give the Authorized Representative prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Loans that are subject to such condition, or to convert Loans into Eurodollar Loans, and the applicable Borrowers shall on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Loans, as applicable, (i) convert such Eurodollar Loans into another Eurodollar Loan which is not subject to the same or similar condition, or (ii) (in the case of Dollar-denominated Loans) convert such Eurodollar Loans into Base Rate Loans, or (iii) (in the case of Offshore Currency Loans) repay such Loans. The Agent shall give the Authorized Representative notice describing in reasonable detail any event or condition described in this Section 4.02 promptly following the determination by the Agent that the availability of Eurodollar Loans is, or is to be, suspended as a result thereof.

         4.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify Greenfield thereof (with a copy to the Agent) and such Lender's obligation to make or continue Eurodollar Loans, or convert Base Rate Loans into Eurodollar Loans, shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans, and such Lender's outstanding Eurodollar Loans denominated in Dollars shall be converted into Base Rate Loans in accordance with Section 2.11 hereof, and the Borrowers shall repay to such Lender all outstanding Offshore Currency Loans owed to such Lender (together with all accrued interest thereon) at the end of the respective Interest Period.

         4.04 Compensation. Greenfield (with respect to any Loans) and each Borrower (with respect to any Foreign Revolving Credit Loans) shall promptly pay to each Lender, upon the request of such Lender, such amount or amounts as shall be sufficient (in the reasonable determination of Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

                  (a) any payment, prepayment or conversion of a Eurodollar Loan or Competitive Bid Loan on a date other than the last day of the Interest Period for such Eurodollar Loan or Competitive Bid Loan, including without limitation any conversion required pursuant to this
         Article IV;

                  (b) any failure by any Borrower to borrow a Eurodollar Loan on the date for such borrowing specified in the relevant Borrowing Notice or interest rate selection notice under Article II hereof; or

                  (c) any failure by Greenfield to borrow a Competitive Bid Loan on the date for such borrowing specified in the relevant Competitive Bid Quote (if and to the extent Greenfield has previously accepted such Competitive Bid Quote in accordance with Article II hereof);

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or convert, the Interest Period for such Loan which would have commenced on the date scheduled for such borrowing or conversion) at the applicable rate of interest for such Loan provided for herein over (ii) (A) in the case of a Eurodollar Loan, the Eurodollar Rate (as reasonably determined by the Agent) for deposits in the Applicable Currency of amounts comparable to such principal amount and maturities comparable to such period, or (B) in the case of a Competitive Bid Loan, the interest rate (as reasonably determined by such Lender) which the applicable Lender is able to earn by re-lending such principal amount for a period comparable to such period. A determination of a Lender as to the amounts payable pursuant to this Section 4.04 shall be conclusive, provided that such determinations are made on


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
a reasonable basis. The Lender requesting compensation under this Section 4.04 shall furnish to the Authorized Representative and the Agent calculations in reasonable detail setting forth such Lender's determination of the amount of such compensation.

         4.05 Alternate Loan and Lender. In the event any Lender suspends the making of any Eurodollar Loan pursuant to this Article IV (herein a "Restricted Lender"), the Restricted Lender's Applicable Commitment Percentage of any Eurodollar Loan shall bear interest at either the Eurodollar Rate for which the suspension does not apply or (in the case of Dollar-denominated Loans) the Base Rate, as selected by the applicable Borrower, until the Restricted Lender once again makes available the applicable Eurodollar Loan. Notwithstanding the provisions of Section 2.03(b), interest shall be payable to the Restricted Lender at the time and manner as paid to those Lenders making available Eurodollar Loans.

         4.06 Taxes. (a) All payments by any Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between a Lender or the Agent and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of such Lender or the Agent pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Closing Date, provided however this subsection (iii) shall not include (A) withholding taxes after the date hereof as a consequence of the change in the applicable tax treaty to eliminate any applicable exemption contained in such tax treaty as in effect on the date hereof from the obligation to pay such withholding taxes, or (B) withholding taxes arising because the applicable taxing authorities do not accept the exemption or clearance application of any Lender or Agent, except that indemnification shall not be required under this clause (B) to the extent that such withholding taxes give rise to offsetting tax benefits for such Lender, such Agent or the respective Affiliates of such Lender or such Agent, (iv) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits and (v) any taxes arising after the Closing Date solely as a result of or attributable to a Lender changing its designated lending office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). Each Lender and Agent will use its reasonable best efforts to cause the applicable taxing authorities to accept its respective exemption or clearance applications. In the event that any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will

                  (A) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (B) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                  (C) pay to the Agent for the account of the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required; provided, however that such Borrower shall not be required to pay any such additional amount or amounts with respect to the net amount received by any Lender that has failed to comply with the requirements of Section 4.06(b), (c) or (d).

         (b) Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to each of Greenfield and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of Greenfield and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Greenfield or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Greenfield and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (c) Prior to the date that any Lender or participant organized under the laws of jurisdiction outside the United Kingdom becomes a party hereto, such Person shall deliver to each of Greenfield and the Agent such certificates, documents or other evidence, as required by applicable law, properly completed, currently effective and duly executed by such Lender or participant establishing that such payment is not subject to withholding tax of the United Kingdom under applicable law.

         (d) Prior to the date that any Lender or participant organized under the laws of jurisdiction outside Germany becomes a party hereto, such Person shall deliver to each of Greenfield and the Agent such certificates, documents or other evidence, as required by applicable law, properly completed, currently effective and duly executed by such Lender or participant establishing that such payment is not subject to German withholding tax under applicable law.

         (e) The Agent shall have no responsibility for ensuring compliance by any Lender or participant with this Section 4.06. The Lenders and any applicable participant agree to indemnify the Agent from and against any and all liabilities, obligations, losses, demands, penalties, actions, judgments, suits, costs, expenses or disbursements (including without limitation any withholding taxes or backup withholding taxes) (collectively, "Claims") which may at any time be imposed on, incurred by or asserted against the Agent, any Lender or any participant arising out of the failure of any Lender or participant to comply with Section 4.06(b), (c) or (d). The applicable Lender and any applicable participant agree to indemnify every other Lender against any and all Claims (including claims for indemnification by the Agent) pursuant to this paragraph which may at any time be imposed on, incurred by or assorted against any such Lender arising out of the failure of the applicable Lender or any of its participants to comply with Section 4.06(b), (c) or (d).

         (f) If the applicable Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, the Borrowers shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.06, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrowers.

         4.07 Unavailability of Offshore Currency.

         (a) Suspension of Obligations. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make Loans (or for NationsBank to issue Letters of Credit) in any Offshore Currency, or any Lender fails to have access to any Offshore Currency on terms reasonably acceptable to such Lender, then such Lender shall promptly notify the Borrowers thereof (with a copy to the Agent) (a "Suspension Notice") and the obligation of any Lender to make Loans denominated in such Offshore Currency, and the obligation of NationsBank to issue Letters of Credit in such Offshore Currency, shall be suspended until such time as each Lender may again make Loans (and NationsBank may again issue Letters of Credit) in such

Offshore Currency. Nothing contained in this Section 4.07 shall suspend any obligations of the Lenders to make Revolving Credit Loans or payments denominated in Dollars pursuant to Section 3.02(c).

         (b) Mandatory Assignment. In the event that any Lender delivers a Suspension Notice to the Borrowers and the Agent pursuant to clause (a) above, then, subject to Section 11.01 of this Agreement, and provided that no Default or Event of Default has occurred and is continuing, the Borrowers may, at their own expense, require such Lender to assign all or (with such Lender's consent) part of its rights and obligations under this Agreement (except for rights to be indemnified for actions taken while a party hereunder) to a replacement bank or financial institution if the Borrowers can identify a Person who is ready, willing and able to be such replacement bank or institution with respect thereto and such replacement bank or institution (which may be another Lender) shall assume such assigned obligations, provided, however, that (y) subject to Section
11.01 hereof, the Borrowers or such replacement bank or institution, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder and (z) such assignment of the rights and obligations of such Lender does not conflict with any law, rule or regulation or order of any court or Governmental Authority.


         4.08 Alternate Lending Installation. If at the time a Lender becomes a party hereto or any time thereafter, such Lender has, acquires or establishes a branch or office in Germany or the United Kingdom, such Lender shall designate such branch or office as its office for making Eurodollar Loans in such country, if such designation would (a) reduce the liability of the Borrowers to such Lender under Sections 4.01 or 4.02, or (b) avoid any unavailability of Eurodollar Loans under Sections 4.02, 4.03 or 4.07, provided that such Lender shall not be required to make such designation if such designation would be unlawful or unreasonably burdensome to such Lender, or would impose additional costs on such Lender.

                                    ARTICLE V

                     Conditions to Making Loans and Issuing
                                Letters of Credit

         5.01 Conditions of Initial Advance and Issuance of Letters of Credit. The obligation of the Lenders to make the initial Advance and of NationsBank to issue the Letters of Credit is subject to the conditions precedent that the Agent shall have received on or before the Effective Date, in form and substance satisfactory to the Agent and Lenders, the following:

                  (a) executed originals of each of this Agreement, the Notes and the other Loan Documents (including executed by each Guarantor), together with all schedules and exhibits thereto;

                  (b) favorable written opinions of special counsel to the Borrowers and the Guarantors (other than Guarantors organized under the laws of Mexico or Canada), dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the forms of Exhibits L-1, L-2, L-3 and L-4 attached hereto;

                  (c) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each of the Borrowers and each of the Guarantors certified by its secretary or assistant secretary or other appropriate official as of the Closing Date, appointing (in the case of the Borrower) the Authorized Representative and approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                  (d) specimen signatures of officers of each Borrower and each Guarantor executing the Loan Documents on behalf of such Person, certified by the secretary or assistant secretary or other appropriate official of such Borrower or Guarantor, as applicable;

                  (e) the charter documents or documents of establishment of each Borrower and each Guarantor certified as of a recent date by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of incorporation;

                  (f) the by-laws of each Borrower and, to the extent the same exist, each Guarantor certified as of the Closing Date as true and correct by the secretary or assistant secretary of the Person to whom such by-laws relate;

                  (g) certificates issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of incorporation as to the due existence and good standing of each Borrower and each Guarantor therein;

                  (h) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each Borrower and each Guarantor as of a recent date by the Secretary of State or other appropriate Governmental Authority of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could materially adversely affect the business, operations or conditions, financial or otherwise, of any Borrower or any Guarantor;

                  (i) notice of appointment of the initial Authorized Representative of the Borrowers in the form of Exhibit C hereto to the extent any change is requested by Borrower;

                  (j) certificate of an Authorized Representative dated the Effective Date demonstrating compliance with the financial covenants contained in Sections 8.01 through 8.05 as of the immediately preceding Determination Date, substantially in the form of Exhibit M attached hereto;

                  (k) evidence of insurance required by the Loan Documents with respect to Greenfield and the Domestic Subsidiaries;

                  (l) Borrowing Notice;

                  (m) all fees payable by the Borrowers on the Effective Date to the Agent, NationsBank and the Lenders;

                  (n) evidence satisfactory to the Agent of the payment in full and termination of each of the Existing Credit Facility and the Existing FC Facility;

                  (o) stock certificates representing 65% of all issued and outstanding capital stock of Cirbo, Kemmer H and RTW Limited, in each case with stock powers executed in blank or evidence (satisfactory to the Agent) of any other filings, registrations or actions as may be necessary or appropriate to ensure the enforceability, perfection and first priority of the Lien of the Agent (on behalf of the Lenders) in such stock (except that, the foregoing notwithstanding, the stock certificates for Cirbo and RTW Limited may be delivered within 60 days after the Closing Date, as set forth in Section 5.03(b) below); and

                  (p) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Effective Date in connection with the consummation of the transactions contemplated hereby.

         5.02 Conditions of Loans. The obligations of the Lenders to make any Loans, and NationsBank to issue Letters of Credit hereunder on or subsequent to the Effective Date are subject to the satisfaction of the following conditions:

                  (a) the Agent shall have received a notice of such borrowing or request if required by Article II hereof;

                  (b) the representations and warranties of each Borrower and each Guarantor set forth in Article VI hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or issuance of such Letters of Credit, as the case may be, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 6.01(f)(i) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 7.01 hereof;

                  (c) in the case of the issuance of a Letter of Credit, the applicable Borrower shall have executed and delivered to NationsBank an Application and Agreement for Letter of Credit in form and content acceptable to NationsBank together with such other instruments and documents as it shall request;

                  (d) at the time of each such Advance, Swing Line Loan or issuance of each Letter of Credit, as the case may be, no Default or Event of Default specified in Article IX hereof, shall have occurred and be continuing;

                  (e) immediately after giving effect to a Swing Line Loan, the aggregate Swing Line Outstanding shall not exceed $10,000,000;

                  (f) immediately after giving effect to a Loan or Letter of
         Credit:

                      (i) the aggregate Dollar Value of all outstanding
                  Revolving Credit Loans for each Lender shall not exceed the Revolving Credit Commitment of such Lender;

                      (ii) the aggregate principal amount of outstanding
                  Reserve Line Loans for each Lender shall not exceed the Reserve Line Commitment of such Lender;

                      (iii) the aggregate Dollar Value of Participations
                  for each Lender with respect to Outstanding Letters of Credit shall not exceed the Letter of Credit Commitment of such Lender;

                      (iv) the Dollar Value of Outstanding Credit
                  Obligations shall not exceed the Total Revolving Credit Commitment;

                      (v) the aggregate principal amount of all outstanding
                  Reserve Line Loans shall not exceed the Total Reserve Line Commitment; and

                      (vi) the Dollar Value of Outstanding Letters of Credit
                  shall not exceed the Total Letter of Credit Commitment.

         5.03 Additional Post-Closing Conditions.

                  (a) Within 90 days after the Closing Date, the Borrowers shall deliver to the Agent and the Lenders, favorable written opinion of special counsel to the Guarantors organized under the laws of Mexico or Canada, such opinions to be addressed to the Agent and the Lenders and in form and substance satisfactory to Smith Helms Mulliss & Moore, L.L.P., substantially in the form of Exhibit L-4 attached hereto.

                  (b) Within 60 days after the Closing Date, the Borrower shall deliver to the Agent, stock certificates representing 65% of all issued and outstanding capital stock of Cirbo and RTW Limited, in each case with stock powers executed in blank or evidence (satisfactory to the Agent) of any other filings, registrations or actions as may be necessary or appropriate to ensure the enforceability, perfection and first priority of the Lien of the Agent (on behalf of the Lenders) in such stock.

                                   ARTICLE VI

                         Representations and Warranties

         6.01 Representations and Warranties. Each Borrower represents and warrants with respect to itself and to each of the other Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans and issuance of Letters of Credit), that:

                  (a) Organization and Authority.

                      (i) each Borrower and each other Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation or creation;

                      (ii) each Borrower and each other Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a material adverse effect on the business or operations of any Borrower or any Subsidiary;

                      (iii) each Borrower has the power and authority to
                  execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                      (iv) each Guarantor has the power and authority to execute, deliver and perform the Guaranty and the other Loan Documents to which it is a party; and

                      (v) when executed and delivered, each of the Loan Documents to which any Borrower or any Guarantor is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Borrower or Guarantor, enforceable against such Borrower or Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

                  (b) Loan Documents. The execution, delivery and performance by each Borrower and each Guarantor of each of the Loan Documents to which a Borrower or a Guarantor is a party:

                      (i) have been duly authorized by all requisite corporate action (including any required shareholder approval) of such Borrower or Guarantor signatory thereto required for the lawful execution, delivery and performance thereof;

                           (ii) do not violate any provisions of (1) applicable
                  law, rule or regulation, (2) any order of any court or other agency of government binding on any Borrower or any Guarantor, or their respective properties, or (3) the charter documents, documents of creation or by-laws of any Borrower or any Guarantor;

                          (iii) will not be in conflict with, result in a
                  breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, agreement or other instrument to which any Borrower or any Guarantor is a party, or by which the properties or assets of any Borrower or any Guarantor are bound;

                          (iv) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Borrower, or any Guarantor except any liens, charges and encumbrances in favor of the Agent and the Lenders created by the Loan Documents.

                  (c) Solvency. Each Borrower and each Guarantor are Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents.

                  (d) Subsidiaries and Stockholders. No Borrower has any Subsidiaries other than those Persons listed as Subsidiaries in
         Schedule 6.01(d) hereto; Schedule 6.01(d) to this Agreement states as of the date hereof the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or equity interest owned by any Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and each Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 6.01(d), free and clear of any Lien, other than Liens in favor of the Agent and the Lenders pursuant to the Cirbo Pledge Agreement, the Kemmer Pledge Agreement and the RTW Pledge Agreement.

                  (e) Ownership Interests. No Borrower owns any interest in any Person having an aggregate book value of $100,000 or more other than the Persons listed in Schedule 6.01(d) hereto;

                  (f) Financial Condition. (i) Greenfield has heretofore furnished to each Lender an audited consolidated balance sheet of Greenfield and its Subsidiaries as at December 31, 1995 and the notes thereto and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for the Fiscal Year then ended as examined and certified by Price Waterhouse L.L.P. and unaudited interim consolidated financial statements of Greenfield and its Subsidiaries consisting of consolidated balance sheets and related consolidated statements of operations, cash flows and changes in stockholders' equity, in each case without notes, for and as of the end of the third fiscal quarter of the Fiscal Year beginning January 1, 1996, as certified by an Authorized Representative. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of Greenfield and its Subsidiaries as of the end of such Fiscal Year and third fiscal quarter and results of their operations and the changes in their stock holders' equity for the Fiscal Year and quarter then ended, all in conformity with Generally Accepted Accounting Prin ciples applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end adjustments;

                  (ii) since September 30, 1996, there has been no material adverse change in the condition, financial or otherwise, of Greenfield and its Subsidiaries or in the businesses, properties and operations of Greenfield and its Subsidiaries, considered as a whole, nor have such businesses or properties, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

                 (iii) except as set forth in the financial statements referred to in Section 6.01(f)(i) or in Schedule 6.01(f) or Schedule 6.01(j) attached hereto, neither Greenfield nor any Subsidiary has incurred, other than in the ordinary course of business, any material indebtedness, obligations, commitments or other liability contingent or otherwise which remain outstanding or unsatisfied;

                  (g) Title to Properties. The Borrowers and the Subsidiaries have title to all their respective owned real and personal properties, subject to no transfer restrictions or Liens of any kind, except for
         (x) the transfer restrictions and Liens described in Schedule 6.01(g)-Liens attached hereto, and (y) Liens permitted under Section
         8.07 hereof;

                  (h) Taxes. The Borrowers and the Subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed by them and except for taxes and assessments being contested in good faith and against which reserves satisfactory to Greenfield's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due;

                  (i) Other Agreements. Neither any Borrower nor any other Subsidiary is

                      (i) a party to any judgment, order, decree or any agreement or instrument or subject to restrictions materially adversely affecting the business, properties or assets, operation or condition (financial or otherwise) of any Borrower or of any other Subsidiary; or

                      (ii) in default in the performance, observance or
                  fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which any Borrower or any other Subsidiary is a party, which default has, or if not remedied within any applicable grace period could have, a material adverse effect on the business, operations or condition, financial or otherwise, of any Borrower or any other Subsidiary;

                  (j) Litigation. Except as set forth in Schedule 6.01(j) attached hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of any Borrower, threatened by or against any Borrower or any other Subsidiary or affecting any Borrower or any other Subsidiary or any properties or rights of any Borrower or any other Subsidiary, which could reasonably be expected to materially adversely affect the financial condition, business or operations of any Borrower or any other Subsidiary;

                  (k) Margin Stock. Neither any Borrower nor any other Subsidiary owns any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board. The proceeds of the borrowings made pursuant to Article II hereof will be used by the Borrowers and the other Subsidiaries only for the purposes set forth in Section 2.15 hereof. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither any Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

                  (l) Investment Company. Neither any Borrower nor any other Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the


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
         Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrowers and the performance by the Borrowers of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

                  (m) Patents, Etc. The Borrowers and the other Subsidiaries own or have the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person;

                  (n) No Untrue Statement. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of any Borrower or any Guarantor in accordance with or pursuant to any Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading in any material respect;

                  (o) No Consents, Etc. Neither the respective businesses or properties of any Borrower or any other Subsidiary, nor any relationship between any Borrower or any other Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or other authority or any other Person on the part of any Borrower or any other Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be;

                  (p) Benefit Plans.

                      (i) None of the employee benefit plans maintained at any time by any Borrower or any other Subsidiary or the trusts created thereunder has engaged in a prohibited transaction or violated any Foreign Benefit Law which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA or under any Foreign Benefit Law;


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
                           (ii) None of the employee benefit plans maintained at any time by any Borrower or any other Subsidiary which are employee pension benefit plans and which are subject to Title IV of ERISA or any Foreign Benefit Law or the trusts created thereunder has been terminated so as to result in a material liability of any Borrower under ERISA or under any Foreign Benefit Law nor has any such employee benefit plan of any Borrower or any other Subsidiary incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA or any other Person exercising similar duties and functions under any Foreign Benefit Law, other than for required insurance premiums which have been paid or are not yet due and payable; neither any Borrower nor any other Subsidiary has withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan resulting in any assessed and unpaid withdrawal liability; the Borrowers and the Subsidiaries have made or provided for all contributions to all such employee pension benefit plans which they maintain and which are required as of the end of the most recent fiscal year under each such plan; neither any Borrower nor any other Subsidiary has incurred any accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by such Pension Benefit Guaranty Corporation or any other Person exercising similar duties and functions under any Foreign Benefit Law;

                           (iii) Except as set forth in Schedule 6.01(p), the present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV of ERISA or any Foreign Benefit Law, maintained by any Borrower or any other Subsidiary, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such employee benefit plans allocable to such benefits;

                           (iv) The consummation of the Loans and the issuance of the Letters of Credit provided for in Article II and Article III will not involve any prohibited transaction under ERISA or any Foreign Benefit Law which is not subject to a statutory or administrative exemption;

                           (v) To the best of each Borrower's knowledge, each employee pension benefit plan subject to Title IV of ERISA or any Foreign Benefit Law, maintained by any Borrower or any other Subsidiary, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules and any applicable Foreign Benefit Law;

                           (vi) There has been no material withdrawal liability incurred and unpaid with respect to any Multi-employer Plan to which any Borrower or any other Subsidiary is or was a contributor;

                      (vii) As used in this Agreement, the terms "employee benefit plan," "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA;

                      (viii) Except as set forth in Schedule 6.01(p), neither any Borrower nor any other Subsidiary has any liability not disclosed on any of the financial statements furnished to the Lenders pursuant to Section 7.01(f) hereof, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability would have a material adverse effect on the financial condition of any Borrower or any other Subsidiary.

                  (q) No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder;

                  (r) Hazardous Materials. Except as set forth in Schedule 6.01(r), each Borrower and each other Subsidiary is in compliance with all applicable Environmental Laws in all material respects and neither any Borrower nor any other Subsidiary has been notified of any action, suit, proceeding or investigation which calls into question compliance by any Borrower or any other Subsidiary with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material;

                  (s) RICO. Neither any Borrower nor any other Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws;

                  (t) Employment Matters. Except as disclosed on Schedule 6.01(j) hereto, the Borrowers and all other Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation the noncompliance with which might have a material adverse effect on the business, operations or financial condition of any Borrower or any other Subsidiary (a "Material Adverse Effect") and there is neither pending nor, to the knowledge of any Borrower, threatened any litigation, administrative proceeding or investigation, in respect of such matters, an adverse ruling or determination in which could have a Material Adverse Effect.


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
                                   ARTICLE VII

                              Affirmative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, each Borrower will and will cause each other Subsidiary to:

         7.01 Financial Reports, Etc. (a) as soon as practical and in any event within 90 days after the end of each Fiscal Year of Greenfield, deliver or cause to be delivered to the Agent and each Lender (i) the consolidated balance sheet of Greenfield and its Subsidiaries, with the notes thereto, the related consolidated statements of operations, cash flows, and changes in stockholders' equity and the respective notes thereto for such Fiscal Year, setting forth in comparative financial statements for the preceding Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing opinions of Price Waterhouse L.L.P., or other such independent certified public accountants selected by Greenfield and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of Greenfield; and (ii) a certificate of an Authorized Representative as to the existence of any Default or Event of Default and demonstrating compliance with Sections 8.01, 8.02, 8.03, 8.04 and 8.05 of this Agreement, which certificate shall be in the form attached hereto as Exhibit M;

         (b) as soon as practical and in any event within 45 days after the end of each quarterly period (except the last reporting period of the Fiscal Year), deliver to the Agent and each Lender (i) the consolidated balance sheet of Greenfield and its Subsidiaries, as of the end of such reporting period, the related consolidated statements of operations, cash flows, and changes in stockholders' equity for such reporting period and for the period from the beginning of the Fiscal Year through the end of such reporting period, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of Greenfield and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, in conformity with the standards set forth in Section 6.01(f)(i) with respect to interim financials, and (ii) a certificate of an Authorized Representative as to the existence of any Default or Event of Default and containing computations for such quarter comparable to that required pursuant to
Section 7.01(a)(ii);

         (c) together with each delivery of the financial statements required by
Section 7.01(a)(i) hereof, deliver to the Agent and each Lender a letter from Greenfield's accountants specified in Section 7.01(a)(i) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under
Section 7.01(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrowers in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

         (d) promptly upon their becoming available to any Borrower, each Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Greenfield or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by any Borrower to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to any Borrower or any of the Subsidiaries by independent accountants in connection with any annual, interim or special audit of any Borrower or any of the Subsidiaries; and

         (e) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding each Borrower's and each Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request. The Agent and the Lenders are hereby authorized to deliver a copy of any such financial information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any regulatory authority having jurisdiction over any of the Lenders pursuant to any written request therefor, or, subject to Section 11.01(e) hereof, to any other Person who shall acquire or consider the acquisition of a participation interest in or assignment of any Loan or Letter of Credit permitted by this Agreement.

         7.02 Maintain Properties. Maintain all properties necessary to its operations in good working order and condition (ordinary wear and tear excepted) and make all needed repairs, replacements and renewals as are necessary to conduct its business in accordance with customary business practices.

         7.03 Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits, except to the extent conveyed in connection with a transaction permitted under Section
8.08 or 8.10 hereof, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to maintain such license or qualification could not reasonably be expected to have a Material Adverse Effect.

         7.04 Regulations and Taxes. Comply with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a Lien against any of its properties except liabilities being contested in good faith and against which adequate reserves have been established.

         7.05 Insurance. (i) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards as are customarily insured against by similar businesses owning such properties similarly situated, (ii) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions providing no less coverage than that specified in Schedule 7.05 attached hereto, such insurance policies to be in form satisfactory to the Agent, and (iii) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes). Each of the policies of insurance described in this
Section 7.05 shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any material manner.

         7.06 True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions in accordance with customary business practices, and set up on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         7.07 Pay Indebtedness to Lenders and Perform Other Covenants. (a) Make full and timely payment of the principal of and interest on the Notes and all other Obligations whether now existing or hereafter arising; and (b) duly comply with all the terms and covenants contained in all Loan Documents and other instruments and documents given to the Agent or the Lenders pursuant hereto or thereto.

         7.08 Right of Inspection. Permit any Person designated by any Lender or the Agent at the Lender's or Agent's expense, as the case may be, to visit and inspect any of the properties, corporate books and financial reports of the Borrowers and the other Subsidiaries, and to discuss their respective affairs, finances and accounts with their principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

         7.09 Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business the non-compliance with which might have a Material Adverse Effect.

         7.10 Covenants Extending to Subsidiaries. Cause each of the other Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrowers in Sections 7.02 through 7.09, inclusive.

         7.11 Officer's Knowledge of Default. Upon the Chairman, any Vice Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer of any Borrower, or any Director of Cirbo or any Geschaftsfuhrer of Kemmer H obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of any Borrower or any other Subsidiary, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrowers propose to take with respect thereto.

         7.12 Suits or Other Proceedings. Upon the Chairman, any Vice Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer of any Borrower obtaining knowledge of any litigation or other proceedings being instituted against any Borrower or any other Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of any Borrower or any other Subsidiary, in an aggregate amount greater than $2,000,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         7.13 Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by any Borrower or any other Subsidiary relating to any material (a) violation or alleged violation by any Borrower or any other Subsidiary of any applicable Environmental Laws or OSHA; (b) release or threatened release by any Borrower or any other Subsidiary of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of any Borrower or any other Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         7.14 Environmental Compliance. If any Borrower or any other Subsidiary shall receive notice from any Governmental Authority that any Borrower or any other Subsidiary has violated any applicable Environmental Laws, the Borrowers shall promptly (and in any event within the time period permitted by the applicable Governmental Authority) remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation.


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
         7.15 Indemnification. Each Borrower hereby agrees to defend, indemnify and hold the Agent and the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, cleanup costs and reasonable attorneys' fees) arising directly or indirectly from, out of or by reason of the handling, storage, treatment, emission or disposal of any Hazardous Material by or in respect of any Borrower or any other Subsidiary or property owned or leased or operated by any Borrower or any other Subsidiary. The provisions of this Section 7.15 shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and Reserve Line Termination Date, and expiration or termination of this Agreement.

         7.16 Further Assurances. At its cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, agreements, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

         7.17 Benefit Plans. Comply in all material respects with all requirements of ERISA and any Foreign Benefit Law applicable to it and furnish to the Agent as soon as possible and in any event (i) within thirty (30) days after any Borrower knows or has reason to know that any reportable event or other event under any Foreign Benefit Law with respect to any employee benefit plan maintained by any Borrower or any other Subsidiary which could give rise to termination or the imposition of any material tax or penalty has occurred, written statement of an Authorized Representative describing in reasonable detail such reportable event or such other event and any action which the applicable Borrower or applicable Subsidiary proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation or to any other applicable Person exercising similar duties and functions under any Foreign Benefit Law or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized, (ii) promptly after receipt thereof, a copy of any notice that any Borrower or any other Subsidiary may receive from the Pension Benefit Guaranty Corporation or from any other Person exercising similar duties and functions under any Foreign Benefit Law relating to the intention of the Pension Benefit Guaranty Corporation or any such Person to terminate any employee benefit plan or plans of any Borrower or any other Subsidiary or to appoint a trustee to administer any such plan, and (iii) within 10 days after a filing with the Pension Benefit Guaranty Corporation pursuant to Section 412(n) of the Code or with any Person pursuant to any Foreign Benefit Law of a notice of failure to make a required installment or other payment with respect to a plan, a certificate of an Authorized Representative setting forth details as to such failure and the action that the affected Borrower or Subsidiary, as applicable, proposes to take with respect thereto, together with a copy of such notice given to the Pension Benefit Guaranty Corporation or to such Person.

         7.18 Continued Operations. Continue at all times (i) to conduct its business and engage principally in the same or complementary line or lines of business substantially as heretofore conducted (subject to the right to dispose of assets in transactions permitted under Section 8.08 hereof), and (ii) preserve, protect and maintain free from Liens (other than Liens permitted under Section 8.07 hereof) its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary or useful in the conduct of its operations.

         7.19 Use of Proceeds. Use the proceeds of the Loans solely for the purposes specified in Section 2.15 hereof.

         7.20 New Subsidiaries. (a) Simultaneously with the acquisition or creation of any Subsidiary, or upon any previously existing Persons becoming a Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

              (i) (A) if such Subsidiary is a Domestic Subsidiary, a guarantee agreement executed by such Domestic Subsidiary in the form delivered to the Agent on the Closing Date by the Guarantors which are Domestic Subsidiaries, with appropriate insertions of identifying information and such other changes to which the Agent may consent in its discretion; (B) if such Subsidiary is a Foreign Subsidiary, a guarantee executed by such Foreign Subsidiary in the form delivered to the Agent on the Closing Date by the Guarantors which are Foreign Subsidiaries, with appropriate insertions of identifying information and such other changes to which the Agent may consent in its discretion; and (C) if such Subsidiary is a Foreign Subsidiary owned in whole or in part directly by Greenfield or by any Domestic Subsidiary, a Pledge Agreement executed by Greenfield or such Domestic Subsidiary (as the case may be), pursuant to which Greenfield or such Domestic Subsidiary pledges to the Agent (for the benefit of itself and the Lenders) the lesser of (i) all of the issued and outstanding shares of capital stock of such Foreign Subsidiary owned by it or (ii) sixty-five percent (65%) of the total number of all issued and outstanding shares of capital stock of such Foreign Subsidiary, such Agreement to be in substantially the form of the Pledge Agreements delivered on the Closing Date, with appropriate changes and insertions to reflect the respective Subsidiaries and applicable law; and Greenfield or such Domestic Subsidiary shall also deliver to the Agent such other certificates and stock powers (executed in blank), effect such registrations, and take such other actions as the Agent may request to ensure the enforceability, perfection and first priority of the Agent's Lien in such stock;

                  (ii) subject to subsection (b) hereof, an opinion of counsel to such Subsidiary dated as of the date of delivery of the guarantee agreement provided in the foregoing clause (i) and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 5.01 hereof), to the effect that:

                           (A) such Subsidiary is duly organized, validly
                  existing and in good standing in the jurisdiction of its organization, has the requisite power and authority to own its properties and conduct its business as then owned and then proposed to be conducted and is duly qualified to transact business and is in good standing as a foreign corporation in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification; and

                           (B) the execution, delivery and performance of the
                  guarantee agreement and Pledge Agreement described in clause
                  (i) of this Section 7.20 have been duly authorized by all requisite corporate action (including any required shareholder or partner approval), such agreements have been duly executed and delivered and constitute valid and binding obligations of the Subsidiary and the owner(s) of the issued and outstanding capital stock of the Subsidiary, enforceable against the Subsidiary and the owner(s) of the issued and outstanding capital stock of the Subsidiary in accordance with their terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity); and

                           (C) as to Foreign Subsidiaries only, such additional
                  opinions with respect to such matters as were furnished by counsel to the Foreign Subsidiaries as of the Closing Date (with such variations as shall be acceptable to the Agent); and

                           (D) as to Foreign Subsidiaries described in Section
                  7.20(a)(i)(C) (and their stockholders), additional opinions acceptable to the Agent confirming the perfection and enforceability of the Agent's security interest in any stock subject to a Pledge Agreement; and

                  (iii) current copies of the charter documents, including any bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable laws, of the shareholders or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in clause (i) of this Section 7.20 and evidence satisfactory to the Agent (confirmation of the receipt of which will be provided by the Agent to the Lenders) that such Subsidiary is Solvent as of such date and after giving effect to the guaranty.

                  (b) Notwithstanding the provisions of subsection (a) of this
         Section 7.20, a Subsidiary shall not be required to comply with subsection (a)(ii) of this Section 7.20 (an "Exempt Subsidiary"), until the consolidated book value of assets owned by such Exempt Subsidiary and its Subsidiaries exceeds $25,000,000; provided, however, if at any time Greenfield shall have Exempt Subsidiaries who have not complied with subsection (a)(ii) and the aggregate of the consolidated book values of assets of such Exempt Subsidiaries (and their respective Subsidiaries) exceeds $50,000,000, the Borrowers shall immediately cause one or more of such Exempt Subsidiaries to comply fully with subsection (a)(ii) of this Section 7.20 in order that the aggregate of the consolidated book values of assets of all Exempt Subsidiaries (and their respective Subsidiaries) does not exceed $50,000,000.






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
                                  ARTICLE VIII

                               Negative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, each Borrower will not, nor will it permit any other Subsidiary to:

         8.01 Consolidated Net Worth. Permit Consolidated Net Worth to be less than (i) $285,000,000 at the Closing Date through December 30, 1996, and (ii) as at December 31, 1996 and the last day of each succeeding fiscal quarter of Greenfield and until (but excluding) the last day of the next following fiscal quarter of Greenfield, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 8.01 as at the end of the immediately preceding fiscal quarter, plus (B) 100% of the proceeds (reduced only by actual payments of reasonable, out of pocket issuance expenses) of each sale of equity interests (or securities other than those constituting Indebtedness exchangeable, convertible or exercisable into equity interests) in any Borrower or any Subsidiary, plus (C) 50% of Consolidated Net Income greater than -0- during the immediately preceding fiscal quarter of Greenfield ending on such day (including in Consolidated Net Income for purposes of this Section 8.01 only any net gain or credit of an extraordinary nature).

         8.02 Indebtedness for Money Borrowed to Total Capitalization. Permit as at the last day of any fiscal quarter of Greenfield, the ratio of (i) Consolidated Indebtedness for Money Borrowed to (ii) Consolidated Total Capitalization to be greater than 0.65 to 1.00.

         8.03 Consolidated Fixed Charge Ratio. Permit at any time the Consolidated Fixed Charge Ratio to be less than 2.50 to 1.00.

         8.04 Capital Expenditures. Make or become committed to make in any Fiscal Year, commencing with the Fiscal Year 1996, any Capital Expenditure (other than the costs of Permitted Acquisitions effected in accordance with Section 8.09(ii) hereof) if, after giving effect to such Capital Expenditure, the sum (without duplication) of all Capital Expenditures in such Fiscal Year (other than the costs of Permitted Acquisitions effected in accordance with Section 8.09(ii) hereof) exceeds $50,000,000 (provided that amounts not expended in any Fiscal Year may not be carried forward for expenditure in any later Fiscal Year);

         8.05 Indebtedness for Money Borrowed to EBITDA. Permit as at the last day of any Four-Quarter Period of Greenfield (each, a "Determination Date"), the ratio of (i) Consolidated Indebtedness for Money Borrowed as of the Determination Date to (ii) Consolidated EBITDA for such Four-Quarter Period of Greenfield to be greater than 3.50 to 1.00.


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
         8.06 Indebtedness. Incur, create, assume or permit to exist any Indebtedness of any Subsidiary (other than Cirbo or Kemmer H), howsoever evidenced, except

                  (i) Indebtedness existing as of the date hereof and as set forth in Schedule 8.06 attached hereto and incorporated herein by reference;

                  (ii) Indebtedness owed the Agent or the Lenders in connection with this Agreement or any Swap Agreement;

                  (iii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

                  (iv)  Indebtedness, in addition to that described in Section
         8.06 (i) through (iii), of an aggregate outstanding amount not to exceed fifteen percent (15%) of Consolidated Total Capitalization from time to time.

         8.07 Liens. Incur, create or permit to exist any pledge, Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets (including without limitation any common stock or preferred stock) now owned or hereafter acquired by any Borrower or any other Subsidiary, other than

                  (i)   Liens existing as of the date hereof and as set forth in
         Schedule 6.01(g) attached hereto;

                (ii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

                  (iii) Liens in respect of purchase money indebtedness in connection with the acquisition of tangible property permitted to be incurred pursuant to Section 8.06(iv) hereof; provided that (a) the original principal balance of the indebtedness secured by such Lien constitutes not less than 75% of the purchase price of the property acquired and (b) such Lien extends only to the property acquired with the proceeds of the indebtedness so secured;

                  (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 120 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being


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
         maintained in accordance with Generally Accepted Accounting Principles;

                  (v) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (vi) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of any Borrower or any other Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to any Borrower or any other Subsidiary; and

                  (vii) Liens on property having a fair market value not exceeding fifteen percent (15%) of Consolidated Net Worth.

         8.08 Transfer of Assets. Except as otherwise permitted under Sections
8.09 and 8.10 hereof, sell, lease, transfer or otherwise dispose of (i) any equity interest in any Guarantor, or (ii) any other asset of any Borrower or any Subsidiary which has a book value or sales price in excess of $5,000,000.

         8.09 Investments; Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or all or substantially all of the assets, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person; provided, the Borrowers and the other Subsidiaries may maintain investments or invest in or acquire

                  (i)   Eligible Securities;

                  (ii) all or substantially all of the stock or other equity interests, or all or substantially all of the assets of another Person (or a line of business or division of such other Person) constituting a Permitted Acquisition provided that: (A) if the Cost of Acquisition exceeds $15,000,000, not less than fifteen (15) days prior to any such acquisition an Authorized Representative shall deliver to the Agent and the Lenders financial statements prepared on a Pro Forma Basis and the certificate described in the definition of "Permitted Acquisition" in
         Section 1.01 hereof demonstrating such acquisition is a Permitted Acquisition and (B) if a new


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
         subsidiary is acquired or created in connection therewith, the Borrowers and such Subsidiary shall comply with the provisions of
         Section 7.20 hereof;

                (iii) investments existing as of the date hereof and as set forth in Schedule 6.01(d) attached hereto;

                 (iv) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss; and

                  (v) loans and advances to and investments in Domestic Subsidiaries that are Guarantors; and Cirbo, Kemmer H or any Foreign Subsidiary that is a Guarantor may maintain investments or invest in or acquire loans and investments in other Foreign Subsidiaries that are Guarantors; and

                 (vi) loans and advances to and investments in Persons other than Guarantors in an aggregate outstanding amount not exceeding at any time $5,000,000.

         8.10 Merger or Consolidation. Other than as permitted under Section 8.09(ii) hereof (provided that each Borrower shall survive any such transaction)
(a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales in the ordinary course of business); provided, however, (i) any Subsidiary (other than Cirbo or Kemmer H) of Greenfield may merge or transfer all or substantially all of its assets into or consolidate with any directly or indirectly wholly-owned Domestic Subsidiary of Greenfield, (ii) any Foreign Subsidiary (other than Cirbo or Kemmer H) of Greenfield may merge or transfer all or substantially all of its assets into or consolidate with any directly or indirectly wholly-owned Foreign Subsidiary of Greenfield, and (iii) any Person (other than Greenfield or a Subsidiary) may merge with Greenfield or any Subsidiary if Greenfield or such Subsidiary shall be the survivor thereof and such merger shall not cause, create or result in the occurrence of any Default or Event of Default hereunder; provided further that, the foregoing notwithstanding, (A) no Guarantor may merge or transfer assets into or consolidate with any Subsidiary that is not then a Guarantor (other than a Borrower); and (B) if any Foreign Subsidiary merges or consolidates with a Domestic Subsidiary that is a Guarantor, the Domestic Subsidiary shall be the survivor of such merger or consolidation; and provided further that if a Guarantor (the "Transferor") merges or transfers all of its assets into or consolidates with any Guarantor or Borrower (the "Transferee") and the Transferee is the survivor of such merger or consolidation and the recipient of all such assets, then the Guaranty of the Transferor may be terminated, without the consent of the Required Lenders, so long as the Transferee's Guaranty (or


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
the Transferee's Obligations as a Borrower) remain in full force and effect after the consummation of such merger, transfer or consolidation.

         8.11 Transactions with Affiliates. Other than transactions permitted under Sections 8.08, 8.09 and 8.10 hereof, enter into any transaction after the date hereof, including, without limitation, the purchase, sale, leasing or exchange of property, real or personal, or the rendering of any service, with any Affiliate of any Borrower, except (a) that such Persons may render services to the Borrowers or the other Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services and (b) in the ordinary course of and pursuant to the reasonable requirements of any Borrower's (or any other Subsidiary's) business consistent with past practice of the Borrowers and the other Subsidiaries and upon fair and reasonable terms no less favorable to any Borrower (or any such Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         8.12 Benefit Plans. With respect to all employee pension benefit plans maintained by any Borrower or any other Subsidiary:

                  (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA or to any other Person exercising similar duties and functions under any Foreign Benefit Law, except for any such liability not exceeding $10,000,000 in the aggregate;

                 (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject any Borrower or any other Subsidiary to a tax or penalty or other liability (a) on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA or (b) under any Foreign Benefit Law;

                (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under the terms of such plan;

                 (iv) except as set forth in Schedule 6.01(p), allow or suffer to exist any accumulated funding deficiency in violation of ERISA or any Foreign Benefit Law with respect to any such employee pension benefit plan;

                  (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition, which presents a material risk of termination by the Pension Benefit Guaranty Corporation, or to any other Person exercising similar duties and functions under any Foreign Benefit Law, of any such employee pension benefit plan that is a Single Employer Plan, which termination could result in any liability

         (a) to the Pension Benefit Guaranty Corporation or (b) under any Foreign Benefit Law;

                  (vi) incur any material withdrawal liability with respect to any Multi-employer Plan; or

                 (vii) allow, suffer to exist, or seek to cause any trustee to be appointed under Title IV of ERISA (or fail within a reasonable period to contest any proceedings to appoint a trustee) to administer or to terminate, any Single Employer Plan, which appointment or proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA.

         8.13 Fiscal Year. Change its Fiscal Year.

         8.14 Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with the merger or consolidation of Subsidiaries into each other or into Greenfield permitted pursuant to Section 8.10, and except for the dissolution of Rule Corporation.

         8.15 Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except in regard to Indebtedness evidenced by the Notes, the aggregate notional amount of such outstanding Rate Hedging Obligations in no event to exceed a notional amount of $100,000,000 in the aggregate.




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
                                   ARTICLE IX

                       Events of Default and Acceleration

         9.01 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan or Reimbursement Obligation, when and as the same shall be due and payable whether pursuant to any provision of
         Article II or Article III hereof, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or of any fees or other amounts payable to the Lenders, the Agent or NationsBank under the Loan Documents on the date on which the same shall be due and payable; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in Sections 7.06, 7.07(a), 7.11 (other than a default in the performance of Section 7.11 by the Chairman or Vice Chairman of Greenfield), 7.19 or Article VIII hereof;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or any Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or the Lenders or delivered to the Agent or the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Agent, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Agent or any Lender); or


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
                  (e) if a default shall occur, which is not waived, (i) in the payment of any principal, interest, premium or other amounts with respect to any Indebtedness (other than the Loans) of any Borrower or of any other Subsidiary in an amount not less than $1,000,000 in the aggregate outstanding, or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by any Borrower or any other Subsidiary, and (A) such term or covenant is material and such default shall continue for more than the period of grace, if any, therein specified, or (B) such default shall permit the holder of any such Indebtedness to accelerate the maturity thereof; or

                  (f) if any representation, warranty or other statement of fact contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of any Borrower or any Guarantor pursuant to or in connection with this Agreement or the other Loan Documents, or otherwise, shall be false or misleading in any material respect when given or made or deemed given or made; or

                  (g) if any Borrower or any other Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency, reorganization, bankruptcy, receivership or similar law, domestic or foreign; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute, federal, state or foreign; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Borrower or any other Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against any Borrower or any other Subsidiary seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Borrower or any other Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against any Borrower or any other Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision which proceeding or petition remains undismissed for a period of sixty (60) days; or if any Borrower or any other Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i) any judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $1,000,000 is rendered against any Borrower or any other Subsidiary, or (ii) there is any attachment, injunction or execution against any of a Borrower's or any other Subsidiary's properties for any amount in excess of $1,000,000; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of sixty (60) days; or

                  (j) if any Borrower or any other Subsidiary shall, other than as permitted under Section 8.10 hereof or in the ordinary course of business (as determined by past practices), suspend (other than for a period not to exceed twenty (20) days by reason of force majeure) all or any part of its operations material to the conduct of the business of any Borrower or such Subsidiary, taken as a whole; or if any Borrower or any other Subsidiary shall change the basic nature of its business;

                  (k) if any Borrower or any other Subsidiary shall breach any of the terms or conditions of any agreement under which any Rate Hedging Obligation permitted pursuant to Section 8.15 is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such Obligation, or any Borrower or any other Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its Obligations thereunder; or

                  (l) if any Person or group of Persons other than the owners, if any, of more than 30% of the outstanding voting securities of Greenfield as of the Closing Date having voting rights in the election of directors, shall own or control, directly or indirectly, more than 30% of the outstanding securities (on a fully diluted basis and taking into account any voting securities or contract rights exercisable, exchangeable or convertible into equity securities) of Greenfield having voting rights in the election of directors;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A) either or both of the following actions may be
                  taken: (i) the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans or issue Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans or issue Letters of Credit, hereunder shall terminate immediately, and
                  (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrowers to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to lend and issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                           (B) The Borrowers shall, upon demand of the Agent or
                  the Required Lenders, deposit cash (in the Applicable Currency of each respective Letter of Credit) with the Agent in accordance with the LC Account Agreements in an amount equal to the amount of any Letters of Credit remaining undrawn or unpaid, as collateral security for the repayment of any future drawings or payments under such Letters of Credit and the Borrowers shall forthwith deposit and pay such amounts and such amounts shall be held by the Agent pursuant to the terms of the applicable Application and Agreement for Letter of Credit;

                           (C) the Agent and the Lenders shall have all of the
                  rights and remedies available under the Loan Documents or under any applicable law.

         9.02 Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         9.03 Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan

Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         9.04 No Waiver. No course of dealing between any Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         9.05 Default. The Agent and the Lenders shall have no right to accelerate any of the Loans upon, or to institute any action or proceeding before any court to realize upon collateral as a result of, the occurrence of any Default which shall not also constitute an Event of Default; provided, however, nothing contained in this sentence shall in any respect impair or adversely affect the right, power and authority of the Agent and the Lenders (i) to take any action expressly required or permitted to be taken under the Loan Documents upon the occurrence of any Default (and including any action or proceeding which the Agent may determine to be necessary or appropriate in furtherance of any such expressly authorized action) and (ii) to take any action provided under the Loan Documents or otherwise available by statute, at law or in equity upon the occurrence of any Default.

         9.06 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article IX hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by any Borrower hereunder shall be applied by the Agent in the following order:

              (i) amounts due to NationsBank and the Lenders pursuant to Sections 2.12, 2.16, 3.02(f), 3.03, 7.15, 11.05 and 11.11 hereof;

             (ii) amounts due to (A) NationsBank pursuant to Section 3.04 hereof, and (B) to NationsBank and/or the Agent pursuant to Section 2.18 hereof;

            (iii) payments of interest on Loans, to be applied for the ratable benefit of the Lenders;

             (iv) payments of principal on Loans, to be applied for the ratable benefit of the Lenders;

              (v) payment of cash amounts to the Agent in respect of Outstanding Letters of Credit pursuant to Section 9.01(B) hereof;

                  (vi) payment of Obligations owed a Lender or Lenders pursuant to Swap Agreements on a pro rata basis according to amounts owed;

                  (vii) payments of all other amounts due under this Agreement, if any, to be applied for the ratable benefit of the Lenders; and

                  (viii) any surplus remaining after application as provided for herein, to the respective Borrower or otherwise as may be required by applicable law.

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                                    ARTICLE X

                                    The Agent

         10.01 Appointment. Each Lender (including NationsBank in its capacity as maker of Swing Line Loans and as issuer of the Letters of Credit) hereby irrevocably designates and appoints NationsBank as the Agent of the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

         10.02 Attorneys-in-fact. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Lenders for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.03 Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any other Subsidiary, or any officer or representative thereof contained in this Agreement or in any of the other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents, or for any failure of any Borrower to perform its obligations thereunder, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of any Borrower or to inspect the properties, books or records of the Borrowers or the other Subsidiaries.


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
         10.04 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

         10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, the Authorized Representative or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

         10.06 No Representations. Each Lender expressly acknowledges that neither the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any Borrower or any other Subsidiary, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrowers and the other Subsidiaries and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at


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
the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrowers and the other Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Borrower or any other Subsidiary which may come into the possession of the Agent or any of its affiliates.

         10.07 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting any obligations of any Borrower or any other Subsidiary so to do), including its employees, directors, officers and agents, ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent, including its employees, directors, officers and agents, in any way relating to or arising out of this Agreement or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations and the termination of this Agreement.

         10.08 Lender. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers and the other Subsidiaries as though it were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

         10.09 Resignation. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrowers, which consent shall not be unreasonably withheld, a successor Agent for the Lenders, which successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a


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combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Agent; provided, further, that if the Required Lenders and, if applicable, the Borrowers cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor Agent which satisfies the criteria set forth above in this Section 10.09 for a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, however that in such event all provisions of this Agreement and the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         10.10 Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article IV) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment pursuant to Article IV), then (A) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (B) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 10.10 the term "pro rata" shall be determined with respect to both the Revolving Credit Commitment and Reserve Line Commitment of each Lender and to the Total Revolving Credit Commitment and Total Reserve Line Commitment after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Revolving Credit Loans, Reserve Line Loans and Reimbursement Obligations, as the case may be. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section
10.10 shall be rescinded to the extent of such recovery, without interest. The Borrowers expressly consent to the foregoing arrangements and agree that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.


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
         10.11 One Lender. Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, if at any time NationsBank shall be the sole Lender, all references to and rights, powers and privileges exercisable by the "Agent" shall be deemed to refer to NationsBank.








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
                                   ARTICLE XI

                                  Miscellaneous

         11.01 Assignments and Participations.

         (a) At any time after the Effective Date each Lender may, with the prior consent of the Agent and the Borrowers, which consents shall not be unreasonably withheld (it being understood that consent may be withheld by the Borrowers if such assignment would subject the Borrowers to the payment of any additional amounts pursuant to the provisions of Section 4.06 hereof), assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of any Note payable to its order); provided, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations (including Loans and Participations) under this Agreement, (ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender shall execute an Assignment and Acceptance and the Borrowers hereby consent to execute a replacement Note or Notes to give effect to the assignment, (iii) the minimum Revolving Credit Commitment which shall be assigned is $5,000,000 (together with which the assigning Lender's applicable portion of Participations and the Letter of Credit Commitment and Reserve Line Commitment shall also be assigned), (iv) such assignee shall have an office located in the United States, (v) an assignment (other than an assignment of 100% of its interest) by NationsBank shall not include any portion of the Swing Line or obligation to issue Letters of Credit,
(vi) except with the prior written approval of the Borrowers, there shall not be more than ten (10) Lenders at any one time, (vii) at the time of such assignment, such assignee shall be able to make Loans in Dollars and each Offshore Currency, and (viii) such Assignee shall have complied with Sections 4.06(b), (c) and (d) hereof. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance have the rights and obligations of a Lender hereunder and a holder of such Notes and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from that portion of its obligations under this Agreement applicable to the rights so assigned; provided that such assignor shall not be released from liability to the Borrowers for any acts or omissions of such assignor prior to such assignment. Any Lender who makes an assignment shall pay to the Agent a one-time administrative fee of $2,500.00 which fee shall not be reimbursed by the Borrowers. No assignee shall have the right to further assign its rights and obligations pursuant to this Section 11.01, except that NationsBank or any other Lender may assign all or part of its rights hereunder, without the consent of any other Person, to any Federal Reserve Bank.


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
         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Subsidiary or the performance or observance by any Borrower or any other Subsidiary of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 6.01(f) or Section 7.01, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of such Notes.

         (c) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to Borrowers.

         (e) Each Lender may sell participations at its expense, subject to the prior written approval by Borrowers of such participant, which approval shall not be unreasonably withheld, to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Notes issued to it for the purpose of this Agreement, (iv) such participations (except participations to an Affiliate of such Lender) shall be in a minimum amount of $1,000,000 and, in the case of a participation in the Revolving Credit Facility, shall include an allocable portion of such Lender's Participation, and (v) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all


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
payments to be made under this Agreement; provided, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity of any Note, (B) reduce the interest rate hereunder, (C) increase the Revolving Credit Commitment of the Lender granting the participation other than as permitted by Section 2.10 or (D) release any Guarantor, and (vi) the sale of any such participations which require the Borrowers to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state, or an amendment to an existing registration statement, shall not be permitted.

         11.02 Notices. All notices shall be in writing, except as to telephonic notices expressly permitted or required herein, and written notices shall be delivered by hand delivery, telegram, telex, telefacsimile, overnight courier or certified or registered mail. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against (except as to telephonic or telefacsimile notice) receipt therefor or, in the case of telex, verification by return) at the address set forth below or such other address as such party shall specify to the other parties in writing, or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, addressed to such party at said address:

                  (a)      if to any Borrower:

                           to such Borrower
                           c/o Greenfield Industries, Inc.
                           2743 Perimeter Parkway, Building 100, Suite 100 Augusta, Georgia 30909
                           Attention: Gary L. Weller
                           Telephone: 706/650-4218
                           Telefacsimile: 706/650-4122

                           with a copy to:
                           Dickstein Shapiro Morin & Oshinsky LLP
                           2101 L Street, N.W.
                           Washington, D.C. 20037
                           Attention: Ira H. Polon
                           Telephone: 202/785-9700
                           Telefacsimile: 202/887-0689

                  (b)      if to the Agent:

                           NationsBank, N.A.
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-2213
                           Attention: Corporate Banking Department
                           Telephone: 404/607-5524
                           Telefacsimile: 404/607-6467


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
               (c) if to NationsBank in its capacity as issuer of the Letters of Credit:

                        NationsBank, N.A.
                        NationsBank Midtown Center
                        715 Peachtree Street, N.E., Second Floor
                        Atlanta, Georgia 30308-2213
                        Attention:  Letter of Credit Department
                        Telephone:  404-607-5306
                        Telefacsimile: 404-607-6425

               (d)      if to the Lenders:

                        At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

         11.03 Setoff. Each Borrower agrees that the Agent and each Lender shall have a lien for all the Obligations of any Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of such Borrower and including any balance of any deposit account or of any credit of such Borrower with the Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Agent and each Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations of such Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         11.04 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the expiration of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of the Obligations remain outstanding or any Lender has any commitment hereunder. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of any Borrower which are contained in this Agreement, the Notes and the other Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

         11.05 Expenses. Each Borrower agrees (a) to pay or reimburse the Agent for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation,


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
negotiation and execution of, and any amendment, supplement or modification to, this Agreement or any of the other Loan Documents (including travel expenses relating to closing), and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and customary fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement (only from and after the occurrence of a Default or Event of Default) or preservation of any rights under this Agreement and the other Loan Documents, including without limitation, the reasonable fees and disbursements of their counsel and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any other Loan Documents, and (d) to pay, indemnify, and hold the Agent and the Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents or in any respect relating to the transactions contemplated hereby or thereby, (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that no Borrower shall have any obligation hereunder with respect to Indemnified Liabilities arising from (i) the willful misconduct or gross negligence of or the willful breach of the Loan Documents by the party seeking indemnification, (ii) legal proceedings commenced against the Agent or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) any taxes imposed upon the Agent or any Lender other than the documentary, stamp, excise and similar taxes described in clause (c) above or any tax resulting from any Regulatory Change, which tax would be payable to Lenders by the Borrowers pursuant to Article IV hereof, (iv) any tax imposed upon the Agent or any Lender as a consequence of its failure to comply with
Section 4.06(b), (c) or (d), or (v) taxes imposed and costs and expenses incurred as a result of a transfer or assignment of any Note, participation or assignment of a portion of its rights. The agreements in this subsection shall survive repayment of the Notes and all other Obligations hereunder.

         11.06 Amendments. No amendment, modification or waiver of any provision of this Agreement or any of the Loan Documents and no consent by the Lenders to any departure therefrom by any Borrower shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Borrowers and the Agent, but only upon having received the written consent of the Required Lenders, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

               (i)  which changes, extends or waives any provision of Section
         10.10 or this Section 11.06, the amount of or the due date of any scheduled installment of or the rate of interest payable on any Obligation, changes the definition of Required Lenders, which permits an assignment by any Borrower of its Obligations hereunder, which reduces the required consent of Lenders provided hereunder (other than as provided in Section 4.05 hereof), which increases, decreases or extends the Revolving Credit Termination Date or the Revolving Credit Commitment or Reserve Line Commitment of any Lender, or which increases or extends the Letter of Credit Facility or any Applicable Offshore Currency Commitment, or which creates a commitment with respect to any currency other than Dollars, Pounds Sterling or Deutsche Marks, or which waives any condition to the making of any Loan shall be effective unless in writing and signed by each of the Lenders; provided, however, the Required Lenders may in their sole discretion waive any Default or Event of Default (other than any Event of Default under Section 9.01(a), (b), (g) or (h) which shall require the agreement of each Lender);

               (ii) which releases a Guarantor, or releases any pledged stock or other collateral securing the Obligations, shall be effective unless with the written consent of each of the Lenders; or

              (iii) which affects the rights, privileges, immunities or indemnities of the Agent shall be effective unless in writing and signed by the Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         11.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         11.08 Waivers by the Borrowers. In any litigation in any court with respect to, in connection with, or arising out of this Agreement, the Loans, any of the Notes, any of the other Loan Documents, the Obligations, or any instrument or document delivered pursuant to this Agreement or the other Loan Documents, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between any Borrower and the Lenders or the Agent, each Borrower and each Lender and the Agent hereby waive, to the extent permitted by applicable law, trial by jury in connection with any such litigation.

         11.09 Termination. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Agent or any obligation of the Borrowers, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) or the Borrowers have furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment pursuant to the Loan Documents of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         11.10 Governing Law; Jurisdiction and Venue. ALL DOCUMENTS EXECUTED PURSUANT TO THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING, WITHOUT LIMITATION, THIS AGREEMENT AND EACH OF THE LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND JUDICIAL DECISIONS OF THE STATE OF GEORGIA. EACH BORROWER HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF GEORGIA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR FOR THE PURPOSES OF COLLECTION.

         Pursuant to the above submission to jurisdiction, each of CIRBO and Kemmer H (collectively, the "Offshore Borrowers") agrees that service of all pleadings, complaints, writs, process or summonses in any such suit, action or proceeding brought in such forum may be made upon Gary Weller ("Weller") at the address provided for notices to Greenfield under this Agreement (the "Process Agent"), and each Offshore Borrower hereby irrevocably appoints the Process Agent its agent and true and lawful attorney-in-fact in its name, place and stead to accept and acknowledge on its behalf such service brought in any such court. Each Offshore Borrower agrees and consents that any such service upon each Offshore Borrower shall be taken and held to be valid personal service upon such Offshore Borrower whether such Offshore Borrower shall then be doing, or any time shall have done, business within the State of Georgia, that the failure of the Process Agent to actually give notice of any such service to such Offshore Borrower shall not impair or affect the validity of such service or of any judgment based thereon, and such Offshore Borrower waives all claim of error by reason of any such service. Any notice, process, pleadings or other papers served upon the Process Agent for any Offshore Borrower shall, at the same time, be sent by an authorized method described above for the giving of notice hereunder to such Offshore Borrower. Each Offshore Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by any Lender by registered or certified mail, postage prepaid, to each Offshore Borrower at the address for such Offshore Borrower specified in Section 11.02 hereof, such service to be effective upon receipt. Each Offshore Borrower acknowledges that, in appointing said agent, it is its intention that such service shall be deemed to satisfy the requirements of all laws and rules of each country in which such Offshore Borrower is organized and in which it maintains its chief executive office governing service of process, whether now or hereafter in effect. Each Offshore Borrower further agrees that in the event Weller is no longer an officer of Greenfield then CT Corporation, Atlanta, Georgia shall be deemed the Process Agent for all purposes of this Guaranty.

         Each Borrower agrees (i) that, in addition to the method of service mandated herein, any party to any such suit, action or proceeding may make service upon such Offshore Borrower in any other manner now or hereafter permitted by law, provided that no such additional service made upon such Offshore Borrower shall affect in any way the validity of service made upon such Offshore Borrower in accordance herewith and (ii) that, to the extent permitted by law, final judgment against it in any action with respect to this Agreement or any other Loan Document shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on such judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of its indebtedness.

         Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document brought in the state or federal courts of Georgia, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.12 Indemnification. (a) In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of the Letter of Credit Commitments, Reserve Line Commitments the Swing Line and Revolving Credit Commitments, each Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or supported by any Letter of Credit, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the bad faith, gross negligence or willful misconduct of such Indemnified Party or an officer, director, employee or agent of such Indemnified Party, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         (b) If a claim is to be made by a party entitled to indemnification under this Section 11.11 or Section 7.15 against the indemnifying party, the party entitled to such indemnification shall give written notice to the indemnifying party promptly after the party entitled to indemnification receives actual notice of any claim, action, suit, loss, cost, liability, damage or expense incurred or instituted for which the indemnification is sought. If requested by the Borrowers in writing, and so long as no Default or Event of Default shall have occurred and be continuing, such indemnitee shall contest at the expense of the Borrowers the validity, applicability and/or amount of such suit, action, or cause of action to the extent such contest may be conducted in good faith on legally supportable grounds. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity under this
Section 11.11, written notice thereof shall be given to the indemnifying party as soon as practicable (and in any event within 20 days after the service of the citation or summons). Notwithstanding the foregoing, the failure so to notify the indemnifying party as provided in this Section will relieve indemnifying party from liability hereunder only if and to the extent that such failure results in the forfeiture by the indemnifying party of any substantive rights or defenses. After such notice, if the indemnifying party shall acknowledge in writing to the Indemnified Party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then, so long as no Default or Event of Default shall occur and be continuing, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage counsel of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, at the indemnifying party's cost, risk and expense, provided, however, that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. If (i) the engagement of such counsel by the indemnifying party would present a conflict of interest which would prevent such counsel from effectively defending such action on behalf of the Indemnified Party, (ii) the defendants in, or targets of, any such lawsuit or action include both the Indemnified Party and indemnifying party, and the Indemnified Party reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party,
(iii) the indemnifying party fails to assume the defense of the lawsuit or action or to employ counsel reasonably satisfactory to such Indemnified Party, in either case in a timely manner, or (iv) a Default or Event of Default shall occur and be continuing, then such Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the indemnifying party will pay the fees and disbursements of such counsel, provided, however, that each indemnitee shall endeavor, but shall not be obligated, in connection with any matter covered by this Section 11.11 which also involves other indemnities, to use reasonable efforts to avoid unnecessary duplication of efforts by counsel for all indemnities and provided further, that in no event shall the Borrowers be liable for the fees and expenses of more than one separate firm for the Indemnified Parties. The Indemnified Party shall cooperate (with all out of pocket costs and expenses associated therewith to be paid by the indemnifying party) in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost (except as set forth in, and in accordance with, the foregoing sentence), participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the indemnifying party has acknowledged to the Indemnified Party its obligation to indemnify hereunder, the Indemnified Party, so long as no Default or Event of Default shall have occurred and be continuing, shall not settle such lawsuit or enforcement action without the prior written consent of the indemnifying party and, if the indemnifying party has not so acknowledged its obligation, the Indemnified Party shall not settle such lawsuit or enforcement action without giving 20 days' prior written notice of such settlement and its terms to the indemnifying party.

         11.13 Headings and References. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement. Words such as "hereof", "hereunder", "herein" and words of similar import shall refer to this Agreement in its entirety and not to any particular

Section or provisions hereof, unless so expressly specified. As used herein, the singular shall include the plural, and the masculine shall include the feminine or a neutral gender, and vice versa, whenever the context requires.

         11.14 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         11.15 Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         11.16 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

         11.17 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under Georgia law, shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the applicable Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         11.18 Confidentiality. Except as provided in Section 7.01(e) hereof, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature but may, in any event, make disclosures reasonably required in connection with the contemplated transfer or assignment of any of the Loans or participations or as required or requested by any legal process or applicable regulatory agency; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the respective Borrower of any request under legal process by any governmental agency or representative thereof for disclosure of such information.

         11.19 Currency Indemnity. If, under any law, whether as a result of a judgment against any Borrower or Guarantor or the liquidation of any Borrower or Guarantor or for any other reason, any payment to (or for the benefit of) the Agent or any Lender under or in connection with the Loan Documents is made or is recovered in a currency other than that in which it is required to be paid, then, to the extent that such payment (when converted at the rate of exchange on the date of payment) falls short of the amount unpaid under the Loan Documents, the Borrowers shall as separate and independent obligations fully indemnify such Agent or Lender against the amount of the shortfall; and for the purposes of this Section "rate of exchange" means the rate at which such Agent or Lender is able on the relevant date to purchase in Charlotte, North Carolina the currency in which the payment is required to be paid with the currency in which the payment is in fact made or recovered. This provision shall not be construed as a consent by the Agent or any Lender to payment in any currency other than the currency in which payment is required to be made under the applicable provisions of this Agreement and the other Loan Documents.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                    GREENFIELD INDUSTRIES, INC.


WITNESS:                            By: /s/ Gary L. Weller
                                       -----------------------------------------
                                    Name: Gary L. Weller
                                    Title: Senior Vice President,
                                          Chief Financial Officer and
                                          Secretary

 /s/ Raul Hemel
------------------------------

 /s/ Kimberly B. Sallrick
------------------------------      CIRBO LIMITED



WITNESS:                            By: /s/ Gary L. Weller
                                       -----------------------------------------
                                    Name: Gary L. Weller
                                    Title: Director
 /s/ Raul Hemel
------------------------------

 /s/ Kimberly B. Sallrick
------------------------------

                                    KEMMER HARTMETALLWERKZEUGE GMBH


WITNESS:                            By: /s/ Gary L. Weller
                                       -----------------------------------------
                                    Name: Gary L. Weller
                                    Title: Geschaftsfuhrer
 /s/ Raul Hemel
------------------------------

 /s/ Kimberly B. Sallrick
------------------------------





                             Signature Page 1 of 7

WITNESS:                            NATIONSBANK, N.A., as Agent for the Lenders


 /s/ Kimberly B. Sallrick           By: /s/ Mark D. Halmrast
------------------------------         -----------------------------------------
                                    Name: Mark D. Halmrast
 /s/ Raul Hemel                     Title: Vice President
------------------------------



WITNESS:                            NATIONSBANK, N.A.


 /s/ Kimberly B. Sallrick           By: /s/ Mark D. Halmrast
------------------------------         -----------------------------------------
                                    Name: Mark D. Halmrast
 /s/ Raul Hemel                     Title: Vice President
------------------------------

                                    Lending Office:
                                    NATIONSBANK, N.A.
                                    101 North Tryon Street, NC1-001-15-04
                                    Charlotte, North Carolina 28255
                                    Attention: Kevin M. Stephens
                                    Telephone: (704) 386-8388
                                    Telecopy:  (704) 388-9436

                                    Wire Transfer Instructions:

                                    NationsBank, N.A.
                                    Atlanta, Georgia
                                    ABA# 061-0000-52
                                    Reference   Greenfield Industries
                                    Attention:  Corporate Loan Services
                                                Account No.: 01200104430
                                                REF. Greenfield Industries


                                    Offshore Currency Lending Office:
                                    NATIONSBANK, N.A.
                                    101 North Tryon Street, NC1-001-15-04
                                    --------------------------------------------
                                    Charlotte, North Carolina 28255
                                    --------------------------------------------
                                    Attention: Kevin M. Stephens
                                    Telephone: (704) 386-8388
                                               --------------------
                                    Telecopy:  (704) 388-9436
                                               --------------------





                             Signature Page 2 of 7

WITNESS:                            WACHOVIA BANK OF GEORGIA, N.A.


 /s/ Elizabeth Martin               By: /s/ Kevin B. Harrison
------------------------------         -----------------------------------------
                                    Name: Kevin B. Harrison
                                         ---------------------------------------
                                    Title: Vice President
------------------------------            --------------------------------------

                                    Lending Office:

                                    191 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303
                                    Telephone: (404) 332-5269
                                              -----------------------
                                    Telecopy:  (404) 332-6920
                                             ------------------------

                                    Wire Transfer Instructions:

                                    Wachovia Bank of Georgia, N.A.
                                    Atlanta, Georgia
                                    ABA# 061000010
                                    Reference:
                                              ----------------------------------
                                    Attention: Bertie Eaton
                                              ----------------------------------
                                              Account No.: 18-800-621
                                                           ---------------------
                                              REF. Greenfield Industries
                                                   -----------------------------

                                    Offshore Currency Lending Office:

                                      301 North Main Street
                                    --------------------------------------------
                                      Winston-Salem, NC 27150-2104
                                    --------------------------------------------
                                    Telephone: (910) 770-6129
                                              -----------------------
                                    Telecopy:  (910) 770-4875
                                             ------------------------





                             Signature Page 3 of 7

WITNESS:                            SUNTRUST BANK, ATLANTA


                                    By: /s/ Bradley J. Staples
------------------------------         -----------------------------------------
                                    Name: Bradley J. Staples
                                         ---------------------------------------
 /s/ Thomas R. Bants                Title: Assistant Vice President
------------------------------            --------------------------------------

                                    By: /s/ Charles W. Burton
                                       -----------------------------------------
                                    Name: Charles W. Burton
                                         ---------------------------------------
                                    Title: Vice President
                                          --------------------------------------

                                    Lending Office:

                                    25 Park Place, N.E., Mail Code 126
                                    Atlanta, Georgia 30302
                                    Telephone:
                                              ----------------------------------
                                    Telecopy: 404/588-8833

                                    Wire Transfer Instructions:

                                    SunTrust Bank, Atlanta
                                    Atlanta, Georgia
                                    ABA# 061000104
                                    Reference:
                                              ----------------------------------
                                    Attention:
                                              ----------------------------------
                                              Account No.:
                                                          ----------------------
                                              REF.
                                                  ------------------------------


                                    Offshore Currency Lending Office:


                                    --------------------------------------------

                                    --------------------------------------------
                                    Telephone:
                                              ---------------------
                                    Telecopy:
                                             ----------------------






                             Signature Page 4 of 7

WITNESS:                            COMMERZBANK AG, ATLANTA AGENCY


 /s/ H. Yergey                      By: /s/ Andreas Bremer
------------------------------         -----------------------------------------
                 H. Yergey, VP      Name: Andreas Bremer
                                         ---------------------------------------
 /s/ E. Kagerer                     Title: SVP & Manager
------------------------------            --------------------------------------
                E. Kagerer, VP

                                    By: /s/ M. Smith
                                       -----------------------------------------
                                    Name: Mary Smith
                                         ---------------------------------------
                                    Title: AVP
                                          --------------------------------------

                                    Lending Office:
                                    1230 Peachtree Street, N.E., Suite 3500
                                    Atlanta, Georgia 30309
                                    Telephone: (404) 888-6500
                                              ---------------------
                                    Telecopy:  (404) 888-6539
                                             ----------------------

                                    Wire Transfer Instructions:

                                    Commerzbank, AG, New York Branch
                                    ABA# 026008044, Short Name: Commerz NYC, for account credit: Commerzbank AG, Atlanta, Ref.: Greenfield Industries


                                    Offshore Currency Lending Office:

                                          same as above
                                    --------------------------------------------

                                    --------------------------------------------
                                    Telephone: (212) 266-7200
                                              ---------------------
                                    Telecopy:  (212) 266-7235
                                             ----------------------





                             Signature Page 5 of 7

WITNESS:                            NATIONAL CITY BANK, KENTUCKY


 /s/ L. Davidson                    By: /s/ C. C. Tate
------------------------------         -----------------------------------------
                                    Name: Carrie C. Tate
                                         ---------------------------------------
 /s/ C. C. Tate                     Title: Vice President
------------------------------            --------------------------------------

                                    Lending Office:

                                    5304 CHAVERSHAM LN.
                                    NORCROSS GA 30092
                                    Telephone: 770 441-7838
                                              ---------------------
                                    Telecopy:  770 441-1525
                                             ----------------------

                                    Wire Transfer Instructions:

                                    National City Bank, Kentucky
                                    Louisville, Kentucky
                                    ABA# 0830-0005-6
                                    Reference:  Greenfield Industries
                                               ---------------------------------
                                    Attention:  Etta Moore, CLO
                                               ---------------------------------
                                               Account No.:  151804
                                                            --------------------
                                               REF.
                                                    ----------------------------


                                    Offshore Currency Lending Office:

                                           National City Bank - CLEVELAND
                                    --------------------------------------------
                                           Fred Lingenfelter
                                    --------------------------------------------
                                    Telephone: 216-575-2900
                                              ---------------------
                                    Telecopy:  216-575-2161
                                             ----------------------




                             Signature Page 6 of 7

WITNESS:                            FIRST UNION NATIONAL BANK OF GEORGIA


 /s/ William T. Goetz               By: /s/ Michael R. Jordan
------------------------------         -----------------------------------------
                                    Name: Michael R. Jordan
                                         ---------------------------------------
                                    Title: SVP
------------------------------            --------------------------------------

                                    Lending Office:

                                    999 Peachtree Street, N.E. 12th Floor
                                    Atlanta, Georgia 30309
                                    Telephone: 404/827-7579
                                    Telecopy: 404/225-4255

                                    Wire Transfer Instructions:

                                    First Union National Bank of Georgia
                                    Atlanta, Georgia
                                    ABA# 061000227
                                    Reference: Greenfield Industries, Inc.
                                    Attention: Marie Smithwick
                                                 Account No.:980351
                                                 REF.
                                                      --------------------------

                                    Offshore Currency Lending Office:

                                    First Union National Bank, London Branch
                                    1 Bishopsgate
                                    London EC2N 3AB England
                                    Attention: Michelle Clark (Administrative)
                                               Ian Morrison (Credit Contact)
                                    Telephone: 44-171-621-1477
                                    Telecopy: 44-171-929-4645



                             Signature Page 7 of 7